   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1997.

                          Registration No. 333-19401

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                               AMENDMENT NO. 2 TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------
                         FROST HANNA CAPITAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                                  6799                                 65-0701248
      --------------------                      --------------                         ----------------
  (State or other jurisdiction           (Primary Standard Industrial                  (I.R.S. Employer
of incorporation or organization)         Classification Code Number)               Identification Number)

                        FROST HANNA CAPITAL GROUP, INC.
                           327 PLAZA REAL, SUITE 319
                           BOCA RATON, FLORIDA  33432
                            TELEPHONE (407) 367-1079

         (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)
                                 MARK J. HANNA
                                   PRESIDENT
                        FROST HANNA CAPITAL GROUP, INC.
                           327 PLAZA REAL, SUITE 319
                           BOCA RATON, FLORIDA  33432
                            TELEPHONE (407) 367-1079
                      (Name, address, including Zip Code,
                             and telephone number,
                   including area code, of agent for service)

                  Please send copies of all communications to:

 TEDDY D. KLINGHOFFER, ESQ.                            GUY P. LANDER, ESQ.
STEARNS WEAVER MILLER WEISSLER                      GOLDSTEIN & DIGIOIA, LLP
  ALHADEFF & SITTERSON, P.A.                          369 LEXINGTON AVENUE
 150 WEST FLAGLER STREET                            NEW YORK, NEW YORK  10017
       SUITE 2200                                         (212) 599-3322
  MIAMI, FLORIDA  33130
     (305) 789-3200

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering [ ].
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering [ ].
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

--------------------------------------------------------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                        FROST HANNA CAPITAL GROUP, INC.

                             CROSS-REFERENCE SHEET

FORM SB-2
 ITEM NO.                              ITEM CAPTION                                         LOCATION IN PROSPECTUS
 --------                              ------------                                         ----------------------
    1.           Front of Registration Statement and Outside Front Cover          Facing Page of the Registration Statement
                 Page of Prospectus  . . . . . . . . . . . . . . . . . .          and Cover Page of Prospectus

    2.           Inside Front and Outside Back Cover Pages of Prospectus          Inside Front and Outside Back Cover Pages
                                                                                  of Prospectus

    3.           Summary Information and Risk Factors  . . . . . . . . .          Prospectus Summary; Risk Factors

    4.           Use of Proceeds . . . . . . . . . . . . . . . . . . . .          Use of Proceeds

    5.           Determination of Offering Price . . . . . . . . . . . .          Underwriting

    6.           Dilution  . . . . . . . . . . . . . . . . . . . . . . .          Dilution

    7.           Selling Security Holders  . . . . . . . . . . . . . . .          Not Applicable

    8.           Plan of Distribution  . . . . . . . . . . . . . . . . .          Cover Page and Inside Cover Page to
                                                                                  Prospectus; Underwriting

    9.           Legal Proceedings . . . . . . . . . . . . . . . . . . .          Legal Proceedings

   10.           Directors, Executive Officers, Promoters and Control             Management of the Company
                 Persons . . . . . . . . . . . . . . . . . . . . . . . .

   11.           Security Ownership of Certain Beneficial Owners and              Principal Shareholders
                 Management  . . . . . . . . . . . . . . . . . . . . . .

   12.           Description of Securities . . . . . . . . . . . . . . .          Description of Securities

   13.           Interests of Named Experts and Counsel  . . . . . . . .          Legal Matters; Experts

   14.           Disclosure of Commission Position on Indemnification             Underwriting; Undertakings
                 for Securities Act Liabilities  . . . . . . . . . . . .

   15.           Organization Within Last Five Years . . . . . . . . . .          Risk Factors; Proposed Business; Certain
                                                                                  Transactions

   16.           Description of Business . . . . . . . . . . . . . . . .          Prospectus Summary; Risk Factors;
                                                                                  Proposed Business

   17.           Management's Discussion and Analysis or Plan of                  Management's Discussion and Analysis or
                 Operation . . . . . . . . . . . . . . . . . . . . . . .          Plan of Operations

   18.           Description of Property . . . . . . . . . . . . . . . .          Proposed Business

   19.           Certain Relationships and Related Transactions  . . . .          Risk Factors; Proposed Business; Certain
                                                                                  Transactions

   20.           Market for Common Equity and Related Stockholder                 Description of Securities; Risk Factors;
                 Matters . . . . . . . . . . . . . . . . . . . . . . . .          Prospectus Summary

   21.           Executive Compensation  . . . . . . . . . . . . . . . .          Management of the Company

   22.           Financial Statements  . . . . . . . . . . . . . . . . .          Financial Statements

                        FROST HANNA CAPITAL GROUP, INC.

                             CROSS-REFERENCE SHEET

FORM SB-2
 ITEM NO.                              ITEM CAPTION                                         LOCATION IN PROSPECTUS
 --------                              ------------                                         ----------------------
   23.           Changes in and Disagreements with Accountants on                 Not Applicable
                 Accounting and Financial Disclosure . . . . . . . . . .

   24.           Indemnification of Directors and Officers . . . . . . .          Indemnification of Directors and Officers

   25.           Other Expenses of Issuance and Distribution . . . . . .          Other Expenses of Issuance and
                                                                                  Distribution

   26.           Recent Sales of Unregistered Securities . . . . . . . .          Recent Sales of Unregistered Securities

   27.           Exhibits  . . . . . . . . . . . . . . . . . . . . . . .          Exhibits

   28.           Undertakings  . . . . . . . . . . . . . . . . . . . . .          Undertakings

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                             SUBJECT TO COMPLETION


                 PRELIMINARY PROSPECTUS DATED FEBRUARY 24, 1997


PROSPECTUS



                        FROST HANNA CAPITAL GROUP, INC.


                                1,700,000 SHARES



    Frost Hanna Capital Group, Inc. (the "Company") hereby offers (the "Offering") 1,700,000 shares of common stock, par value $.0001 per share ("Common Stock"). Prior to this Offering, there has been no public market for the Common Stock and there can be no assurance that any such market will develop after this Offering or that, if developed, any such market will be sustained. It is anticipated that the initial public offering price will be approximately $6.00 per share. The initial public offering price has been arbitrarily determined by negotiation between the Company and First Cambridge Securities Corporation (the "Representative"), acting as representative of the several underwriters identified elsewhere herein (the "Underwriters"), and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. For information regarding the factors considered in determining the initial public offering price of the Common Stock, see "Risk Factors" and "Underwriting." The Company anticipates that trading of the Common Stock will be conducted through what is customarily known as the "pink sheets" and on the National Association of Securities Dealers, Inc.'s Electronic Bulletin Board (the "Bulletin Board"). Any market for the Common Stock which may result will likely be less well developed than if the Common Stock were traded in NASDAQ or on an exchange. Subsequent to the closing of this Offering, the Company shall prepare and file with the United States Securities and Exchange Commission on Current Report Form 8-K an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of this Offering. Eighty percent of the net proceeds of this Offering may be escrowed for an indefinite period of time following the consummation of this Offering. In the event of liquidation of the Company, investors may recoup only a portion of their initial investment.



                            ------------------------



   THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION" AT PAGES 11 AND 25. THIS
 IS A "BLANK CHECK/BLIND POOL" OFFERING. SEE "RISK FACTORS" AT PAGES 11 THROUGH
                                      23.


                            ------------------------



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONS NOR HAS THE COMMISSION
  NOR ANY STATE SECURITIES COMMISSIONS PASSED UPON THE ACCURACY OR ADEQUACY OF
   THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



=======================================================================================================================
                                                     PRICE TO               UNDERWRITING             PROCEEDS TO
                                                      PUBLIC                DISCOUNT(1)               COMPANY(2)
-----------------------------------------------------------------------------------------------------------------------
Per Share...................................            $                        $                        $
-----------------------------------------------------------------------------------------------------------------------
Total(3)....................................            $                        $                        $
=======================================================================================================================


---------------

(1) The Company has also agreed to pay to the Representative a non-accountable expense allowance (the "Non-Accountable Expense Allowance") equal to three percent (3%) of the public offering price ($.18 per share). These figures do not include additional compensation to the Representative in the form of a stock purchase option to purchase for nominal consideration, up to 170,000 shares of Common Stock of the Company at an exercise price of 120% of the initial public offering price per share during a four-year period commencing one year after the date of this Prospectus. Additionally, the Company has agreed to certain registration rights with respect to the shares of Common Stock underlying the underwriter warrants and has agreed to certain indemnification and contribution agreements with the Underwriters. See "Underwriting."
(2) The proceeds to the Company set forth in the table on the cover page of the Prospectus have been computed before deduction of costs that will be incurred in connection with this Offering (excluding the Underwriting Discount), including the Non-Accountable Expense Allowance, filing, printing, legal, accounting, transfer agent and escrow agent fees (collectively, the "Offering Costs"). The net proceeds to the Company, after deducting the Underwriting Discount and the Offering Costs (the "Net Proceeds"), are estimated to be $________, or $________ if the over-allotment option (as described herein) is exercised in full.
(3) The Company has granted to the Underwriters a 45-day option to purchase up to 255,000 additional shares of Common Stock upon the same terms and conditions as set forth above, solely to cover over-allotments, if any (the "over-allotment option"). If the over-allotment option is exercised in full the total Price to Public, Underwriting Discount and Proceeds to Company will be $________, $________ and $________, respectively. See
    "Underwriting."


                            ------------------------


    THE SHARES OF COMMON STOCK ARE BEING OFFERED BY THE UNDERWRITERS, SUBJECT TO PRIOR SALE, WHEN, AS AND IF DELIVERED TO AND ACCEPTED BY THEM, SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL FOR THE UNDERWRITERS AND CERTAIN OTHER CONDITIONS. THE UNDERWRITERS RESERVE THE RIGHT TO WITHDRAW, CANCEL OR MODIFY SUCH OFFER AND TO REJECT ANY ORDER IN WHOLE OR IN PART. IT IS EXPECTED THAT DELIVERY OF CERTIFICATES WILL BE MADE AGAINST PAYMENT THEREFOR ON OR ABOUT
 __________ , 1997, IN NEW YORK, NEW YORK.


                            ------------------------



                             FIRST CAMBRIDGE(TM)


                     First Cambridge Securities Corporation



               THE DATE OF THIS PROSPECTUS IS  __________ , 1997

                ESCROW OF 80% OF THE NET PROCEEDS DERIVED HEREBY

         UPON COMPLETION OF THIS OFFERING, 80% OF THE NET PROCEEDS THEREFROM WILL BE PLACED IN AN ESCROW ACCOUNT (THE "ESCROW FUND"), WITH FIDUCIARY TRUST INTERNATIONAL OF THE SOUTH, AS ESCROW AGENT, SUBJECT TO RELEASE UPON THE EARLIER OF (i) WRITTEN NOTIFICATION BY THE COMPANY OF ITS NEED FOR ALL OR SUBSTANTIALLY ALL OF SUCH NET PROCEEDS FOR THE PURPOSE OF IMPLEMENTING A BUSINESS COMBINATION (AS HEREINAFTER DEFINED); OR (ii) THE EXERCISE BY CERTAIN SHAREHOLDERS OF THE REDEMPTION OFFER (AS HEREINAFTER DEFINED). THE COMPANY INTENDS TO USE THE ESCROW FUND (INCLUDING ANY INTEREST EARNED THEREON) ONLY IN CONNECTION WITH THE OPERATIONS OF AN ACQUIRED BUSINESS (AS HEREINAFTER DEFINED) AND ACCORDINGLY ALL FUNDS EXPENDED BY THE COMPANY PRIOR TO THE CONSUMMATION OF A BUSINESS COMBINATION WILL BE DERIVED FROM THE NET PROCEEDS NOT PLACED IN THE ESCROW FUND OR OTHER SOURCES OF FUNDING NOT YET KNOWN. IN THE EVENT THE COMPANY REQUIRES ADDITIONAL FINANCING, THERE CAN BE NO ASSURANCES THAT SUCH FINANCING WILL BE AVAILABLE ON ACCEPTABLE TERMS, IF AT ALL. ADDITIONALLY, IN THE EVENT THE COMPANY REQUIRES IN EXCESS OF 20% OF THE NET PROCEEDS FOR OPERATIONS, MESSRS. FROST AND HANNA HAVE UNDERTAKEN TO WAIVE THEIR SALARIES UNTIL THE CONSUMMATION BY THE COMPANY OF A BUSINESS COMBINATION. IN THE EVENT OF THE EXERCISE OF THE REDEMPTION OFFER, OR LIQUIDATION OF THE COMPANY AS A RESULT OF THE COMPANY'S FAILURE TO CONSUMMATE A BUSINESS COMBINATION, INVESTORS MAY ONLY RECOUP A PORTION OF THEIR INVESTMENT. SEE "RISK FACTORS" AND "PROPOSED BUSINESS."

        INVESTOR FUNDS MAY BE ESCROWED FOR AN INDEFINITE PERIOD OF TIME

         INVESTORS' FUNDS MAY BE ESCROWED FOR AN INDEFINITE PERIOD OF TIME FOLLOWING THE CONSUMMATION OF THIS OFFERING. FURTHER, THERE CAN BE NO ASSURANCES THAT THE COMPANY WILL EVER CONSUMMATE A BUSINESS COMBINATION. ALTHOUGH MESSRS. FROST AND HANNA HAVE AGREED TO WAIVE THEIR SALARIES IN THE EVENT ALL OF THE NET PROCEEDS OF THIS OFFERING OTHER THAN THE ESCROW FUND ARE EXPENDED AND THE COMPANY HAS NOT CONSUMMATED A BUSINESS COMBINATION, THE COMPANY CURRENTLY HAS NO PLANS OR ARRANGEMENTS WITH RESPECT TO THE POSSIBLE ACQUISITION OF ADDITIONAL FINANCING WHICH MAY BE REQUIRED TO CONTINUE THE OPERATIONS OF THE COMPANY IN THE EVENT ALL OF THE FUNDS OTHER THAN THE ESCROW FUND ARE EXPENDED AND THE COMPANY HAS NOT CONSUMMATED A BUSINESS COMBINATION. IN THE EVENT ALL OF THE FUNDS OTHER THAN THE ESCROW FUND ARE EXPENDED AND THE COMPANY HAS NOT CONSUMMATED A BUSINESS COMBINATION, MESSRS. FROST, HANNA, BAXTER AND ROSENBERG MAY CONSIDER LOANING TO THE COMPANY FUNDS FOR OPERATIONS, OTHER THAN THE PAYMENT OF SALARIES TO MESSRS. FROST AND HANNA. ALTHOUGH THERE ARE NO PLANS OR ARRANGEMENTS WITH RESPECT TO SUCH LOANS, MESSRS. FROST, HANNA, BAXTER AND ROSENBERG DO NOT CURRENTLY ANTICIPATE SUCH LOANS, IF ANY, TO BE MADE ON TERMS OTHER THAN UPON MARKET INTEREST RATES. THERE CAN BE NO ASSURANCES THAT MESSRS. FROST, HANNA, BAXTER AND ROSENBERG WILL MAKE SUCH LOANS TO THE COMPANY OR, IF MADE, THAT SUCH LOANS WILL BE MADE ON TERMS FAVORABLE TO THE COMPANY.

                   OFFERING NOT CONDUCTED IN ACCORDANCE WITH
                        CERTAIN BLANK CHECK REGULATIONS

         THE COMPANY'S OFFERING IS NOT BEING CONDUCTED IN ACCORDANCE WITH RULE 419 PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). ACCORDING TO THE COMMISSION, RULE 419 WAS DESIGNED TO "STRENGTHEN REGULATION OF SECURITIES OFFERINGS BY BLANK CHECK COMPANIES WHICH CONGRESS HAS FOUND TO HAVE BEEN COMMON VEHICLES FOR FRAUD AND MANIPULATION IN THE PENNY STOCK MARKET." SEE SECURITIES ACT RELEASES NO. 6891 (APRIL 17,
1991), 48 SEC DOCKET 1131, AND NO. 6932 (APRIL 13, 1992), 51 SEC DOCKET 0382.
PURSUANT TO RULE 419, A "BLANK CHECK" COMPANY IS DEFINED AS (A) A DEVELOPMENT STAGE COMPANY THAT HAS NO SPECIFIC BUSINESS PLAN OR HAS INDICATED THAT ITS BUSINESS PLAN IS TO ENGAGE IN A MERGER OR ACQUISITION WITH AN UNIDENTIFIED COMPANY OR COMPANIES; AND (B) A COMPANY WHICH ISSUES A "PENNY STOCK," MEANING ANY EQUITY SECURITIES THAT, AMONG OTHER THINGS, (I) ARE NOT QUOTED IN THE NASDAQ SYSTEM; OR (II) IN THE CASE OF A COMPANY WHICH HAS BEEN IN CONTINUOUS OPERATION FOR LESS THAN THREE

YEARS, HAS NET TANGIBLE ASSETS (I.E., TOTAL ASSETS LESS INTANGIBLE ASSETS AND LIABILITIES) OF LESS THAN $5,000,000, AS DEMONSTRATED BY THE COMPANY'S MOST RECENT FINANCIAL STATEMENTS THAT HAVE BEEN AUDITED AND REPORTED ON BY AN INDEPENDENT PUBLIC ACCOUNTANT. ALTHOUGH THE COMPANY IS A "BLANK CHECK" COMPANY, IT IS NOT SUBJECT TO RULE 419 BECAUSE THE COMPANY'S NET TANGIBLE ASSETS AFTER THIS OFFERING WILL BE GREATER THAN $5,000,000. SEE SECURITIES ACT RELEASE NO. 7024 (OCTOBER 25, 1993), 55 SEC DOCKET 722. ACCORDINGLY, INVESTORS IN THIS OFFERING WILL NOT RECEIVE THE SUBSTANTIVE PROTECTIONS PROVIDED BY RULE
419. THERE CAN BE NO ASSURANCES THAT THE COMMISSION, THE UNITED STATES CONGRESS OR STATE LEGISLATURES WILL NOT ENACT LEGISLATION WHICH WILL PROHIBIT OR RESTRICT THE SALE OF SECURITIES OF "BLANK CHECK" COMPANIES. SEE "PROPOSED BUSINESS -- CERTAIN SECURITIES LAW CONSIDERATIONS" AND "RISK FACTORS."

ESCROW FUND NOT TO BE USED FOR SALARIES, CONSULTING FEES OR REIMBURSABLE
EXPENSES

         NO FUNDS (INCLUDING ANY INTEREST EARNED THEREON) WILL BE DISBURSED FROM THE ESCROW FUND FOR THE PAYMENT OF SALARIES, CONSULTING FEES OR REIMBURSEMENT OF EXPENSES INCURRED ON THE COMPANY'S BEHALF BY THE COMPANY'S OFFICERS AND DIRECTORS. OTHER THAN THE FOREGOING, THERE IS NO LIMIT ON THE AMOUNT OF SUCH REIMBURSABLE EXPENSES, AND THERE WILL BE NO REVIEW OF THE REASONABLENESS OF SUCH EXPENSES BY ANYONE OTHER THAN THE COMPANY'S BOARD OF DIRECTORS, ALL OF WHOM MAY ALSO BE OFFICERS OF THE COMPANY. IN NO EVENT WILL THE ESCROW FUND (INCLUDING ANY INTEREST EARNED THEREON) BE USED FOR ANY PURPOSE OTHER THAN IMPLEMENTATION OF A BUSINESS COMBINATION OR FOR PURPOSES OF THE REDEMPTION OFFER. SEE "RISK FACTORS," "USE OF PROCEEDS AND "CERTAIN TRANSACTIONS."

   NO PRIOR CONTACT WITH OTHER FIRMS REGARDING POSSIBLE BUSINESS COMBINATIONS

         NONE OF THE COMPANY'S OFFICERS, DIRECTORS, 10% SHAREHOLDERS, PERSONS WHO DIRECTLY OR INDIRECTLY CONTROL, ARE CONTROLLED BY OR ARE UNDER COMMON CONTROL WITH, THE COMPANY OR PERSONS WHO MAY BE DEEMED PROMOTERS OF THE COMPANY HAVE HAD ANY PRELIMINARY CONTACT OR DISCUSSIONS WITH ANY REPRESENTATIVE OF ANY OTHER FIRM REGARDING THE POSSIBILITY OF A BUSINESS COMBINATION BETWEEN THE COMPANY AND SUCH OTHER FIRM.

                                MATERIAL PERSONS

         THE OFFICERS AND DIRECTORS OF THE COMPANY ARE THE ONLY PERSONS WHO HAVE BEEN INSTRUMENTAL IN ARRANGING THE CAPITALIZATION OF THE COMPANY TO DATE. NONE OF THE OFFICERS OR DIRECTORS OF THE COMPANY ARE ACTING AS NOMINEES FOR ANY PERSONS OR ARE OTHERWISE UNDER THE CONTROL OF ANY PERSON OR PERSONS. OTHER THAN CERTAIN COMPENSATION TO BE PAID BY THE COMPANY TO EACH OF MESSRS. FROST AND HANNA, THERE ARE NO AGREEMENTS, AGREEMENTS IN PRINCIPLE, OR UNDERSTANDINGS WITH REGARD TO COMPENSATION TO BE PAID BY THE COMPANY TO ANY OFFICER OR DIRECTOR OF THE COMPANY.

                          STATE SECURITIES REGULATION
         THE COMPANY HAS MADE APPLICATION TO REGISTER OR AN EXEMPTION FROM REGISTRATION WILL BE OBTAINED FOR THE SHARES OF COMMON STOCK ONLY IN THE STATES OF COLORADO, DELAWARE, FLORIDA, ILLINOIS, MARYLAND, NEW YORK, OREGON, RHODE ISLAND, SOUTH CAROLINA AND UTAH AND THE SHARES OF COMMON STOCK MAY ONLY BE TRADED IN SUCH JURISDICTIONS. THERE CAN BE NO ASSURANCES THAT THE SHARES WILL BE ELIGIBLE FOR SALE IN SUCH JURISDICTIONS. PURCHASERS OF THE SHARES OF COMMON STOCK EITHER IN THIS OFFERING OR IN ANY SUBSEQUENT TRADING MARKET WHICH MAY DEVELOP MUST BE RESIDENTS OF THE STATES OF COLORADO, DELAWARE, FLORIDA, ILLINOIS, MARYLAND, NEW YORK, OREGON, RHODE ISLAND, SOUTH CAROLINA AND UTAH, UNLESS AN APPLICABLE EXEMPTION IS AVAILABLE OR A BLUE SKY APPLICATION HAS BEEN FILED AND ACCEPTED. THE COMPANY WILL AMEND THIS PROSPECTUS FOR THE PURPOSE OF DISCLOSING ADDITIONAL STATES, IF ANY, IN WHICH THE SHARES OF COMMON STOCK WILL HAVE BEEN REGISTERED OR WHERE AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

              OFFICER AND DIRECTOR INTRODUCTIONS TO REPRESENTATIVE

         OFFICERS AND DIRECTORS OF THE COMPANY MAY INTRODUCE THE REPRESENTATIVE TO PERSONS TO CONSIDER THIS OFFERING AND SUBSCRIBE FOR SHARES OF COMMON STOCK EITHER THROUGH THE REPRESENTATIVE, OTHER UNDERWRITERS OR THROUGH PARTICIPATING DEALERS. AS A RESULT OF SUCH INTRODUCTIONS, SUCH PERSONS MAY BE LIKELY TO PURCHASE SHARES OF COMMON STOCK. IN THIS CONNECTION, OFFICERS AND DIRECTORS OF THE COMPANY WILL NOT RECEIVE ANY COMMISSIONS OR ANY OTHER COMPENSATION IN CONNECTION WITH THE OFFERING OF SHARES OF COMMON STOCK.

   NO OFFICER OR DIRECTOR OF THE COMPANY TO PURCHASE SHARES IN THIS OFFERING

         NO OFFICER OR DIRECTOR OF THE COMPANY, OR ANY BUSINESS ENTITY IN WHICH SUCH OFFICER OR DIRECTOR IS AN OFFICER, DIRECTOR OR GREATER THAN 10% SHAREHOLDER SHALL PURCHASE ANY OF THE SHARES OF COMMON STOCK IN THIS OFFERING.

    POTENTIAL CONSIDERATIONS INVOLVING UNDERWRITERS AND AFTER-MARKET TRADING

         THE REPRESENTATIVE DOES NOT HAVE ANY DISCRETIONARY POWER OVER ANY OF ITS CUSTOMERS' ACCOUNTS IN CONNECTION WITH THIS OFFERING. HOWEVER, INASMUCH AS A SUBSTANTIAL AMOUNT OF THE REGISTERED SECURITIES OF THE COMPANY ISSUED IN THIS OFFERING MAY BE DISTRIBUTED TO CUSTOMERS OF THE UNDERWRITERS, AND SUBSEQUENTLY, THESE PERSONS, AS CUSTOMERS OF THE UNDERWRITERS, MAY BE EXPECTED TO ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF REGISTERED SECURITIES OF THE COMPANY, SHOULD THE UNDERWRITERS DETERMINE TO MAKE A MARKET, AND SHOULD A MARKET DEVELOP FOR THE COMPANY'S SECURITIES, THE UNDERWRITERS MAY INITIALLY BE EXPECTED TO EXECUTE A SUBSTANTIAL PORTION OF THE TRANSACTIONS IN THE SECURITIES OF THE COMPANY. THEREFORE, THE UNDERWRITERS MAY BE, FOR THE FORESEEABLE FUTURE, A DOMINATING INFLUENCE, AND THEREAFTER A FACTOR OF DECREASING IMPORTANCE FOR THE COMPANY'S SECURITIES, SHOULD A MARKET ARISE FOR THE COMPANY'S SECURITIES.

         IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES OF COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    INVESTORS SHOULD CAREFULLY REVIEW THE FINANCIAL STATEMENTS WHICH ARE AN INTEGRAL PART OF THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

THE COMPANY

         Business Objectives. The Company was formed to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating or development stage business (an "Acquired Business"). The business objective of the Company is to seek to effect a Business Combination with an Acquired Business which the Company believes has significant growth potential. The Company will not engage in any substantive commercial business immediately following this Offering and for an indefinite period of time following this Offering. The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and the Company has not identified any specific business or company for investigation and evaluation. The Company intends to utilize cash (to be derived from the proceeds of this Offering), equity, debt or a combination thereof in effecting a Business Combination. As a result of, among other things, management's broad discretion with respect to the specific allocation of the Net Proceeds of this Offering, this Offering may be characterized as a "blank check" offering. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Acquired Business, it will not expend less than 80% of the Net Proceeds of this Offering (approximately $6,983,600, assuming an initial offering price of $6.00 per share and no exercise of the over-allotment option) plus interest earned thereon (less any amounts payable by the Company pursuant to the Redemption Offer, as hereinafter defined) (the "Threshold Amount") upon the consummation of its first Business Combination. Consequently, it is likely that the Company will have the ability to effect only a single Business Combination.

         To date, the Company's efforts have been limited to organizational activities. The implementation of the Company's business plans are wholly contingent upon the successful sale of the shares of Common Stock offered hereby. See "Proposed Business."

         Involvement of Certain Principals in Prior "Blank Check" Companies. The officers and directors of the Company have held similar positions in three other "blank check" companies (i.e., a development stage company that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company), each of which has consummated a Business Combination as of the date of this Prospectus. There can be no assurance that the Company will ever be able to effect a Business Combination or that the type of business or the performance of the Acquired Business, if any, will be similar to that of these other "blank check" companies. Further, the results of such "blank check" companies are not indicative in any manner of the possible future results of the Company.
Certain information with respect to each such prior Business Combination that the officers and directors of the Company have been involved, as obtained from each such company's respective filings with the Commission, is set forth below:

                                              Date of
                                              Initial                                                           Trading Market
               Name of                        Public      Date of Business                                            and
          Acquired Business                  Offering        Combination         Nature of Business              Ticker Symbol
------------------------------------   -----------------  ------------------   ----------------------------    -----------------
Sterling Health Care Group, Inc.       February 9, 1993   May 31, 1994         Providing physician contract        NASDAQ (FPAM)
and Sterling Healthcare, Inc.                                                  management services for
(currently operating pursuant to a                                             hospital emergency
subsequent merger as, "FPA Medical                                             departments
Management Inc.")

                                              Date of
                                              Initial                                                       Trading Market
               Name of                        Public          Date of Business                                   and
          Acquired Business                  Offering            Combination        Nature of Business      Ticker Symbol
------------------------------------   --------------------   -------------------  --------------------   --------------------
LFS Acquisition Corp. (currently       September 26, 1993     January 3, 1996      Operating children's   Bulletin Board (KIDM)
operating as, "Kids Mart, Inc.")                                                   apparel stores

Pan American World Airways, Inc.       March 21, 1994         September 23, 1996   Airline industry       AMEX (PAA)
(currently operating as, "Pan Am
Corporation")

         Messrs. Richard B. Frost, Mark J. Hanna and Marshal E. Rosenberg, executive officers and directors of the Company, were also officers and directors of Frost Hanna Halpryn Capital Group, Inc., a Florida corporation ("Frost Hanna Halpryn") and "blank check" company whose initial public offering of securities closed in February 1993. Frost Hanna Halpryn raised net proceeds of approximately $6,100,000 through the issuance of 1,175,500 shares of Common Stock at $6.00 per share in such initial public offering. Frost Hanna Halpryn consummated a Business Combination with Sterling Healthcare Group, Inc., a Florida corporation, and Sterling Healthcare, Inc., a Texas corporation (collectively, "Sterling Healthcare") on May 31, 1994 in which both such entities merged with and into a wholly-owned subsidiary of Frost Hanna Halpryn. In connection with such merger, Frost Hanna Halpryn changed its name to Sterling Healthcare, Inc. ("Sterling") (the "Sterling Business Combination"). The principal business activity of Sterling is providing physician contract management services for hospital emergency departments. Upon consummation of the Sterling Business Combination, (i) the former Sterling Healthcare shareholders were issued Sterling common stock which constituted approximately 52% of the outstanding shares of Sterling common stock (assuming full exercise of all outstanding options and warrants to purchase Sterling common stock) and
(ii) Messrs. Frost and Hanna resigned from their officer and director positions of Sterling and Mr. Rosenberg resigned from his position of Vice President and Treasurer and remained as a member of the Sterling Board of Directors until December 1994. In October, 1996, Sterling consummated a business combination with FPA Medical Management Inc. ("FPAM") pursuant to which, among other things, each share of Sterling common stock was exchanged for .951 shares of FPAM common stock. FPAM provides regional healthcare management services.
FPAM currently trades under the symbol "FPAM" in the NASDAQ National Market. The closing price of FPAM common stock on February 18, 1997 was $23.375 per share.

         Messrs. Frost, Hanna, Rosenberg and Donald H. Baxter, also an executive officer and director of the Company, were also officers and directors of Frost Hanna Acquisition Group, Inc., a Florida corporation ("Frost Hanna Acquisition") and "blank check" company whose initial public offering of securities closed in September 1993. Frost Hanna Acquisition raised net proceeds of approximately $6,519,800 through the issuance of 1,265,000 shares of Common Stock at $6.00 per share in such initial public offering. To minimize any potential conflicts of interest which may have arisen as a result of the relationship between such persons' positions with Frost Hanna Halpryn, Frost Hanna Acquisition was prohibited from analyzing or considering any possible Business Combination opportunities until Frost Hanna Halpryn became a party to a letter of intent to consummate a Business Combination. Frost Hanna Acquisition entered into a letter of intent in May 1995 with LFS Acquisition Corp., a Delaware corporation ("LFS"), and on January 3, 1996 consummated a Business Combination with LFS in which LFS merged with and into a wholly-owned subsidiary of Frost Hanna Acquisition. In connection with such merger, Frost Hanna Acquisition changed its name to Kids Mart, Inc. ("Kids Mart") (the "Kids Mart Business Combination"). Upon consummation of the Kids Mart Business Combination (i) the former LFS shareholders were issued Kids Mart common stock which constituted approximately 62% of the outstanding shares of Kids Mart common stock (assuming full exercise of all outstanding options and warrants to purchase Kids Mart common stock) and (ii) Messrs. Frost, Hanna, Baxter and Rosenberg resigned from their positions as officers and directors of Kids Mart. Kids Mart operates a chain of 200 infant's and children's apparel stores in 20 states under the names of "Kids Mart" and "Little Folks." In September 1996, Kids Mart closed 97 stores and fired 600 workers, which resulted in a $5.4 million charge in its third quarter. Kids Mart's Quarterly Report on Form 10-Q for the quarter ending October 26, 1996 included a going concern qualification from Kids Mart's independent auditors, and reported, among other things, an accumulated deficit of $28,713,000, that Kids Mart's current liabilities exceeded its current assets by $20,613,000 and that it had a stockholders' deficiency of $15,930,000, all as of October 26, 1996. Additionally, the Form 10-Q reported that Kids Mart remained in violation of covenants under its credit facility with Foothill Capital Corporation, its largest secured creditor. All loans made pursuant to Kids Mart's credit facility with Foothill Capital Corporation are secured by substantially all of Kids Mart's assets. On January 10, 1997, Kids Mart filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware (97-42(PJW) In Re LFS Acquisition Corporation, Kidsmart, Inc., Holtzman's Little Folk Shop, Inc.). The closing price of Kids Mart common stock on February 18, 1997 was $0.015 per share.


         Messrs. Frost, Hanna, Baxter and Rosenberg were also officers and directors of Frost Hanna Mergers Group, Inc., a Florida corporation ("Frost Hanna Mergers") and "blank check" company whose initial public offering of securities closed in March 1994. Frost Hanna Mergers raised net proceeds of approximately $10.1 million through the issuance of 1,955,000 shares of Common Stock at $6.00 per share in such initial public offering. To minimize any potential conflicts of interest which may have arisen as a result of the relationship between such persons' positions with Frost Hanna Halpryn and Frost Hanna Acquisition, Frost Hanna Mergers was prohibited from analyzing or considering any possible Business Combination opportunities until Frost Hanna Halpryn and Frost Hanna Acquisition each became parties to a letter of intent to consummate a Business Combination. Frost Hanna Mergers entered into a letter of intent on January 29, 1996 with Pan American World Airways, Inc., a Florida corporation ("PAWA"), and on September 23, 1996, consummated a Business Combination with PAWA in which PAWA merged with and into a wholly-owned subsidiary of Frost Hanna Mergers. In connection with such merger, Frost Hanna Mergers changed its name to Pan Am Corporation ("Pan Am") (the "Pan Am Business Combination"). Upon consummation of the Pan Am Business Combination, (i) the former PAWA shareholders were issued shares of Pan Am common stock which constituted approximately 72% of the outstanding shares of Pan Am common stock (assuming full exercise of all outstanding warrants and options to purchase shares of Pan Am common stock) and (ii) Messrs. Frost and Hanna resigned from their executive officer positions with Pan Am but currently remain as members of the Pan Am Board of Directors and Messrs. Baxter and Rosenberg resigned from their executive officer and director positions with Pan Am. PAWA was a newly organized corporation established to operate a new low-fare full service airline under the "Pan Am" name, serving selected long-haul routes between major United States cities. Pan Am initiated flight service on September 26, 1996. Pan Am common stock began trading on the American Stock Exchange on September 24, 1996 and trades under the symbol PAA. The closing price of Pan Am common stock on February 18, 1997 was $8.063 per share.

         Escrow of Offering Proceeds. Upon completion of this Offering, 80% of the Net Proceeds therefrom (approximately $6,983,600, assuming an initial offering price of $6.00 per share and no exercise of the over-allotment option) will be placed in an interest bearing escrow account (the "Escrow Fund") with Fiduciary Trust International of the South, as escrow agent, subject to release upon the earlier of (i) written notification by the Company of its need for all or substantially all of the Escrow Fund for the purpose of implementing a Business Combination; or (ii) the exercise by certain shareholders of the Redemption Offer (as hereinafter defined). Any interest earned on the Escrow Fund shall remain in escrow and be used by the Company either (i) following a Business Combination in connection with the operations of an Acquired Business or (ii) in connection with the distribution to the shareholders through the exercise of the Redemption Offer or the liquidation of the Company. In the event the Company requires in excess of 20% of the Net Proceeds for operations, Messrs. Frost and Hanna have undertaken to waive their salaries until the consummation by the Company of a Business Combination. Investors' funds may be escrowed for an indefinite period of time following the consummation of this Offering. Further, there can be no assurances that the Company will ever consummate a Business Combination. In the event of the exercise of the Redemption Offer, investors may only recoup a portion of their investment. The Company currently has no expectation with regard to the Company's plans in the event a Business Combination is not consummated by a certain date. See "--Redemption Rights" and "Use of Proceeds" below.

         Shareholder Approval of Business Combination. The Company, prior to the consummation of any Business Combination, will submit such transaction to the Company's shareholders for their approval. In the event, however, that the holders of 30% (510,000 shares of Common Stock or 586,500 shares of Common Stock if the over-allotment option is exercised) or more of the shares of Common Stock sold hereby in this

Offering which are outstanding vote against approval of any Business Combination, the Company will not consummate such Business Combination. The shares of Common Stock sold hereby may sometimes be referred to as the "Public Shares" and the holders (whether current or future) of the Public Shares are referred to as the "Public Shareholders." All of the officers and directors of the Company, who own in the aggregate approximately 75% of the Common Stock outstanding prior to this Offering and will own approximately 35% of the outstanding Common Stock following the Offering (33% if the over-allotment option is exercised), have agreed as of the date of this Prospectus to vote their respective shares of Common Stock in accordance with the vote of the majority of the Public Shares with respect to any such Business Combination.

         Redemption Rights. At the time the Company seeks shareholder approval of any potential Business Combination, the Company will offer (the "Redemption Offer"), to each of the Public Shareholders who vote against the proposed Business Combination and affirmatively request redemption, for a twenty (20) day period, to redeem all, but not a portion of, their Public Shares, at a per share price equal to the Company's liquidation value (as described below) on the record date for determination of shareholders entitled to vote upon the proposal to approve such Business Combination (the "Record Date") divided by the number of then outstanding Public Shares. The Redemption Offer will be described in detail in the disclosure documentation relating to the proposed Business Combination. The Company's liquidation value will be equal to the Company's book value, as determined by the Company and audited by the Company's independent public accountants (the "Company's Liquidation Value") (which amount will be less than the initial public offering price per share of Common Stock in the Offering in view of the expenses of the Offering, salaries and expenses paid and the anticipated expenses which will be incurred in seeking a Business Combination), calculated as of the Record Date. In no event, however, will the Company's Liquidation Value be less than the Escrow Fund, inclusive of any interest earned thereon. If the holders of less than 30% of the Public Shares held by Public Shareholders elect to have their Public Shares redeemed, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will redeem Public Shares, based upon the Company's Liquidation Value, from those Public Shareholders who affirmatively requested such redemption and who voted against the Business Combination. The determination as to whether the Company proceeds with a Business Combination ultimately rests with the Company. However, if the holders of 30% or more of the Public Shares held by Public Shareholders vote against approval of any potential Business Combination, the Company will not proceed with such Business Combination and will not redeem such Public Shares. If the Company determines not to pursue a Business Combination, even if the Public Shareholders of less than 30% of the Public Shares vote against approval of the potential Business Combination, no Public Shares will be redeemed.

         Escrow of Principals' Shares. The shares of Common Stock owned as of the date hereof by all of the officers and directors of the Company (an aggregate of approximately 33% of the outstanding Common Stock immediately subsequent to this Offering assuming the over-allotment option is exercised in full) will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the occurrence of a Business Combination. During such escrow period, such persons will not be able to sell, or otherwise transfer, their respective shares of Common Stock, but will retain all other rights as shareholders of the Company, including, without limitation, the right to vote such shares of Common Stock.

         The Company was organized under the laws of the State of Florida on February 2, 1996. The Company's office is located at 327 Plaza Real,
Suite 319, Boca Raton, Florida 33432, and its telephone number is (407)
367-1079.

THE OFFERING

Common Stock being offered (1)  . . . . . . .      1,700,000 shares

Common Stock to be outstanding
  after the Offering (1)  . . . . . . . . . .      3,192,000 shares

Proposed Bulletin Board Symbol(2) . . . . . .      [FHCG]

_________________
(1) Assumes no exercise of the over-allotment option. Does not include 170,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter Options. See "Underwriting."
(2) The inclusion of these securities on the Bulletin Board does not imply that an established public trading market will develop therefor or, if developed, that such market will be sustained. See "Risk Factors - No Assurance of Public Market; Arbitrary Determination of Offering Price."

USE OF PROCEEDS

         Upon completion of this Offering, 80% of the Net Proceeds therefrom will be held in the Escrow Fund and shall only be used, if at all, for the implementation of a Business Combination or for purposes of the Redemption Offer. The portion of Net Proceeds not placed in the Escrow Fund (approximately $1,745,900, assuming an initial offering price of $6.00 per share and no exercise of the over-allotment option) will be used to cover costs and expenses incurred in attempting to effect a Business Combination, including selecting and evaluating an Acquired Business, structuring and consummating a Business Combination and paying $10,000 monthly for salary and $1,000 monthly for non-accountable expense allowance (retroactive to November 1, 1996) to each of Messrs. Frost and Hanna. See "Use of Proceeds," "Proposed Business" and "Certain Transactions."

RISK FACTORS

         The Common Stock offered hereby involves a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risk factors include, among others: the Offering is not being conducted in accordance with certain of the Commission's blank check regulations, the Company was recently organized, has no operating history, limited resources and no present source of revenues and the Company's independent auditors have issued a qualified report. See "Risk Factors," "Dilution" and "Use of Proceeds."

                         SUMMARY FINANCIAL INFORMATION

         The following data have been derived from the financial statements of the Company and should be read in conjunction with those statements, which are included in this Prospectus. The as adjusted information gives effect to the issuance of the securities in this Offering as if such Offering and such issuance had occurred at December 31, 1996.


                                                                   December 31, 1996
                                                            --------------------------------
                                                              Actual           As Adjusted(1)
                                                            ----------         ---------------
Balance Sheet Data:
  Total Assets  . . . . . . . . . . . . . . . . . . . . .     $224,571            $8,859,286
  Working capital (deficit) . . . . . . . . . . . . . . .     ( 61,085)            8,798,200
  Total liabilities . . . . . . . . . . . . . . . . . . .      152,903                58,118
  Shareholders' equity  . . . . . . . . . . . . . . . . .       71,668             8,801,168

_________________
(1) The as adjusted information does not give effect to the payment of $10,000 monthly for salary and $1,000 monthly for non-accountable expense allowance (retroactive to November 1, 1996) to each of Messrs. Frost and Hanna.

                                  THE COMPANY

         The Company was formed to seek to effect a Business Combination with an Acquired Business which the Company believes has significant growth potential. The Company will not engage in any substantive commercial business immediately following this Offering and for an indefinite period of time thereafter. The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and the Company has not identified any specific business or company for investigation and evaluation. The Company intends to utilize cash (to be derived from the proceeds of this Offering), equity, debt or a combination thereof in effecting a Business Combination. As a result of, among other things, management's broad discretion with respect to the specific allocation of the Net Proceeds of this Offering, this Offering may be characterized as a "blank check" offering.

         To date, the Company's efforts have been limited to organizational activities. The implementation of the Company's business plans are wholly contingent upon the successful sale of the shares of Common Stock offered hereby. See "Proposed Business."

         The Company was organized under the laws of the State of Florida on February 2, 1996. The Company's office is located at 327 Plaza Real,
Suite 319, Boca Raton, Florida, 33432, and its telephone number is (407)
367-1079.

                                  RISK FACTORS
         THE COMMON STOCK OFFERED HEREBY IS SPECULATIVE, INVOLVES IMMEDIATE SUBSTANTIAL DILUTION AND A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE SEVERAL FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

OFFERING NOT CONDUCTED IN ACCORDANCE WITH CERTAIN BLANK CHECK REGULATIONS

         The Company's Offering is not being conducted in accordance with the Commission's Rule 419, which was adopted to strengthen regulation of securities offerings by "blank check" companies which the United States Congress has found to have been common vehicles for fraud and manipulation in the penny stock market. Pursuant to Rule 419, a "blank check" company is defined as (a) a development stage company that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies; and (b) a company which issues a "penny stock," meaning any equity securities that, among other things, (i) are not quoted in the NASDAQ system; or (ii) in the case of a company which has been in continuous operation for less than three years, has net tangible assets (i.e., total assets less intangible assets and liabilities) of less than $5,000,000, as demonstrated by the company's most recent financial statements that have been audited and reported on by an independent public accountant. Although the Company is a "blank check" company, it is not subject to Rule 419 because the Company's net tangible assets after this Offering will be greater than $5,000,000. Accordingly, investors in this Offering will not receive the substantive protections provided by Rule 419. There can be no assurances that the Commission, the United States Congress or state legislatures will not enact legislation which will prohibit or restrict the sale of securities of "blank check" companies. See "Proposed Business -- Certain Securities Laws Considerations."

RECENTLY ORGANIZED COMPANY; NO OPERATING HISTORY; ACCUMULATED DEFICIT; LIMITED RESOURCES; NO PRESENT SOURCE OF REVENUES

         The Company, which was incorporated on February 2, 1996, is a development stage company and has not, as of the date hereof, attempted to seek a Business Combination. The Company has experienced operating losses since its inception. As of December 31, 1996, the Company had a deficit accumulated in the development stage of $112,444 (see Financial Statements included herein). The Company has no operating history and, accordingly, there is only a limited basis upon which to evaluate the Company's prospects for achieving its intended business objectives. Other than with respect to Frost Hanna Halpryn, Frost Hanna Acquisition and Frost Hanna Mergers, the Company's officers and directors have no prior experience relating to the identification, evaluation and acquisition of an Acquired Business. Investors will be relying primarily on their ability to attempt to select an Acquired Business which will be profitable. To date, the Company's efforts have been limited primarily to organizational activities. The Company has limited resources and has had no revenues to date. In addition, the Company will not achieve any revenues (other than interest income earned upon the Net Proceeds of this Offering) until the consummation of a Business Combination, if at all. Moreover, there can be no assurances that any Acquired Business, at the time of the Company's consummation of a Business Combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis. See "Proposed Business."

QUALIFIED REPORT OF INDEPENDENT AUDITORS

         The Company's independent auditors' report on the Company's financial statements includes an explanatory paragraph stating that the Company's ability to commence operations is contingent upon obtaining adequate financial resources through a contemplated public offering, or otherwise, which raises substantial doubt about its ability to continue as a going concern. Additionally, if unsuccessful, the Company may be unable to continue in its present form. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. See "Proposed Business," "Management's Discussion and Analysis of Financial Condition and Results of Operation," and the Financial Statements of the Company included elsewhere in this Prospectus.

80% OF NET PROCEEDS MAY BE ESCROWED FOR AN INDEFINITE PERIOD OF TIME

         Investors' funds may be escrowed for an indefinite period of time following the consummation of this Offering. Further, there can be no assurances that the Company will ever consummate a Business Combination. Although Messrs. Frost and Hanna have agreed to waive their salaries in the event all of the Net Proceeds of this Offering other than the Escrow Fund are expended and the Company has not consummated a Business Combination, the Company currently has no plans or arrangements with respect to the possible acquisition of additional financing which may be required to continue the operations of the Company in the event all of the funds other than the Escrow Fund are expended and the Company has not consummated a Business Combination. In the event all of the funds other than the Escrow Fund are expended and the Company has not consummated a Business Combination, Messrs. Frost, Hanna, Baxter and Rosenberg may consider loaning to the Company funds for operations, other than the payment of salaries to Messrs. Frost and Hanna. Although there are no plans or arrangements with respect to such loans, Messrs. Frost, Hanna, Baxter and Rosenberg do not currently anticipate such loans, if any, to be made on other than market rate terms. There can be no assurances that Messrs. Frost, Hanna, Baxter and Rosenberg will make such loans to the Company or, if made, that such loans will be made on terms favorable to the Company.

INVESTORS RISK LOSS OF NON-ESCROWED PROCEEDS

        Approximately twenty percent (20%) of investors proceeds will not be placed in the Escrow Fund. Instead, such proceeds shall be used immediately by the Company to commence operations relating to selection of a prospective Acquired Business. Although Messrs. Frost and Hanna have agreed to waive their salaries in the event all of the Net Proceeds of this Offering other than the Escrow Fund are expended and the Company has not consummated a Business Combination, the Company currently has no plans or arrangements with respect to the possible acquisition of additional financing which may be required to continue the operations of the Company. In the event the Company is unable to raise additional financing and continue operations, it may have no other alternative than liquidation. In the event of liquidation, the Company's only assets will be the cash in the Escrow Fund (representing only approximately 80% of the investors' initial investment) and the investors would receive only a liquidation return of a portion of their initial investment.

INVOLVEMENT OF CERTAIN PRINCIPALS IN PRIOR BLANK CHECK COMPANIES INCLUDING A COMPANY WHICH SUBSEQUENTLY FILED FOR BANKRUPTCY PROTECTION


         The officers and directors of the Company have held similar positions in three other "blank check" companies. The descriptions of such companies and their respective results have been included elsewhere herein. Purchasers who purchase Common Stock in the Offering will not acquire any ownership interest whatsoever in any of the other "blank check" companies to which the officers and directors of this Company have been involved. The inclusion of the information regarding these companies does not imply that the Company will have similar results with respect to the time period taken to consummate a Business Combination or the relative success or failure of the Acquired Business following such Business Combination. Investors in this Offering should not assume that they will experience returns, if any, comparable to those experienced by investors in such other "blank check" companies. Additionally, at least one of such companies is experiencing severe financial problems and filed for Chapter 11 bankruptcy protection on January 10, 1997 in the United States Bankruptcy Court for the District of Delaware. There can be no assurance as to the requirements (if any) that the bankruptcy or any litigation relating thereto could have on the officers and directors of the Company who held similar positions in such other blank check company. There also can be no assurance that the Company will be able to effect a Business Combination or that the type of business or the performance of the Acquired Business, if any, will or will not be similar to that of other "blank check" companies to which the officers and directors of the Company have been involved. See "Proposed Business-- Involvement of Certain Principals in Prior 'Blank Check' Companies."


DISCRETIONARY USE OF PROCEEDS; ABSENCE OF SUBSTANTIVE DISCLOSURE RELATING TO A BLANK CHECK/BLIND POOL OFFERING

         As a result of, among other things, management's broad discretion with respect to the specific application of the Net Proceeds of this Offering, this Offering may be characterized as a "blank check" offering. Although substantially all of the Net Proceeds of this Offering are intended to be generally applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. "Blank check" offerings are inherently characterized by an absence of substantive disclosure (other than general descriptions relating to the intended application of the net proceeds of the offering). The Company has not yet identified a prospective Acquired Business. Accordingly, investors in this Offering will have virtually no substantive information available for advance consideration of any specific Business Combination. The absence of disclosure may be contrasted with the disclosure which would be necessary if the Company had already identified an Acquired Business as a Business Combination candidate or if the Acquired Business were to effect an offering of its securities directly to the public. There can be no assurances that an investment in the securities offered hereby will not ultimately prove to be less favorable to investors in this Offering than a direct investment, if such opportunity were available, in an Acquired Business. See "Proposed Business -- 'Blank Check' Offering."

INHERENT RISKIER BUSINESS COMBINATION; SEEKING TO ACHIEVE PUBLIC TRADING MARKET THROUGH BUSINESS COMBINATION


         It is possible that in seeking to effect a Business Combination, the Company may consider a candidate base of potential Acquired Businesses that may have inherent riskier businesses than those which may be able to secure financing from more traditional sources. Such candidate base may well have sought to secure financing from banks or financial institutions, venture capitalists, or private or institutional investors, and may have been unable to procure such financing. Such rejection may have resulted from the analysis by such parties that the Acquired Business does not fall within parameters established by such persons or entities for investment or financing including, without limitation, substantial risk of failure. Additionally, a prospective Acquired Business may be a company which does or does not need substantial additional capital but which desires to establish a public trading market for its shares and is unable to do so on its own or wishes to avoid what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws enacted for the protection of investors. See "Proposed Business -- 'Blank Check' Offering."



UNSPECIFIED INDUSTRY AND ACQUIRED BUSINESS; UNASCERTAINABLE RISKS



         To date, the Company has not selected any particular industry or any Acquired Business in which to concentrate its Business Combination efforts. Accordingly, there is no current basis for prospective investors in this Offering to evaluate the possible merits or risks of the Acquired Business or the particular industry in which the Company may ultimately operate. However, in connection with seeking shareholder approval of a Business Combination, the Company (as a result of its intention to register the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thereby become subject to the proxy solicitation rules contained therein) intends to furnish its shareholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the prospective Acquired Business and audited historical financial statements thereof. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risk of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular industry or Acquired Business, there can be no assurances that the Company will properly ascertain or assess all such significant risk factors. Accordingly, management could identify and acquire an Acquired Business which could fail, resulting in the loss of an investor's entire investment in the shares of Common Stock offered hereby.

PROBABLE LACK OF BUSINESS DIVERSIFICATION

         While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Acquired Business, it will not expend less than the Threshold Amount (approximately $6,983,600, assuming an initial offering price of $6.00 per share and no exercise of the over-allotment option) upon its first Business Combination. Consequently, it is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Consequently, there can be no assurances that the Acquired Business will prove to be commercially viable.
See "Proposed Business -- 'Blank Check' Offering."

UNCERTAIN STRUCTURE OF BUSINESS COMBINATION; PROBABLE CHANGE IN CONTROL AND MANAGEMENT

         The structure of a Business Combination with an Acquired Business, which may take the form of, among other structures, a merger, exchange of capital stock or asset acquisition, cannot be presently determined since neither the Company's officers or directors nor any of their affiliates have had any preliminary contracts, discussions or understandings with representatives of any potential Acquired Business regarding the possibility of a Business Combination. The Company will most likely issue additional shares of Common Stock as part of the consideration for the Business Combination and may incur debt, or, engage in a Business Combination involving any combination thereof. The successful completion of such a transaction could result in a change in control of the Company. This could result from the issuance of a large percentage of the Company's authorized securities or the sale by the present shareholders of all or a portion of their stock or a combination thereof in connection with a Business Combination. Any change in control will most likely also result in the resignation or removal of the Company's present officers and directors. Accordingly, investors will be relying, in some significant respects, on the abilities of the management and directors of the Acquired Business who are unidentifiable as of the date hereof. If there is a change in management in connection with a Business Combination, which is likely to occur, no assurances can be given as to the experience or qualifications of the persons who replace present management respecting either the operation of the Company's activities or the operation of the business, assets or property being acquired.

DEPENDENCE UPON KEY PERSONNEL

         The ability of the Company to successfully effect a Business Combination will be largely dependent upon the efforts of its executive officers and directors. It is anticipated that the Company's executives, officers and directors are the only persons whose activities will be material to the operations of the Company pending the Company's identification and consummation of a Business Combination and such individuals are the only persons who have been instrumental in arranging the capitalization of the Company to date. The Company has entered into employment agreements with Richard B. Frost, the Company's Chief Executive Officer and Chairman of the Board of Directors and Mark J. Hanna, a Director and President of the Company, and has obtained "key man" life insurance on the lives of both individuals in the amount of $1,000,000 each. Although the Company anticipates that it will maintain this "key man" life insurance, no assurances can be given that such insurance will be maintained at reasonable rates, if at all. The loss of the services of such key personnel before suitable replacements are obtained could have a material adverse effect on the Company's capacity to successfully achieve its business objectives. None of the Company's key personnel are required to commit their full time to the affairs of the Company and, accordingly, such personnel may have conflicts of interest in allocating management time among various business activities. It is anticipated that each of Messrs. Frost and Hanna will devote approximately 50% of their working time to the affairs of the Company and Donald H. Baxter and Marshal E. Rosenberg, a Director and the Company's Vice President and Treasurer and a Director and the Company's Vice President and Secretary, respectively, will devote approximately 10% of their time to the affairs of the Company. Additionally, the success of the Company may be dependent upon its ability to retain additional personnel with specific knowledge or skills necessary to assist the Company in evaluating a potential Business Combination. There can be no assurances that the Company will be able to retain such necessary additional personnel. See "Proposed Business -- Employees" and "Management of the Company."

CONFLICTS OF INTEREST

         None of the Company's key personnel are required to commit their full time to the affairs of the Company and, accordingly, such personnel may have conflicts of interest in allocating management time among various business activities. Certain of these key personnel may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by the Company. Messrs. Frost and Hanna are each currently directors of Pan Am and Continucare Corporation, a Florida corporation ("Continucare") engaged in the development and management of mental and physical rehabilitation health care programs. Mr. Rosenberg is an investor in numerous private enterprises, engaged in, among other things, real estate development and retail sales, which business interests may conflict with those of an Acquired Business. Mr. Baxter is the President of Baxter Financial Corporation, an investment advisory firm, and the President and Chairman of the Philadelphia Fund and Eagle Growth Shares, mutual funds registered under the Investment Company Act of 1940. Certain activities which may be performed by such individuals in connection with their other business affiliations may be deemed competitive with the business of the Company.

         In the course of their other business activities, including private investment activities, Messrs. Frost, Hanna, Baxter and Rosenberg may become aware of investment and business opportunities which may be appropriate for presentation to the Company as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of corporations incorporated under the laws of the State of Florida are required to present certain business opportunities to such corporations. Accordingly, as a result of multiple business affiliations, Messrs. Frost, Hanna, Baxter and Rosenberg may have similar legal obligations relating to presenting certain business opportunities to the various entities upon which they serve as directors. In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the Board of Directors with respect to the foregoing criteria. There can be no assurances that any of the foregoing conflicts will be resolved in favor of the Company. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of Messrs. Frost, Hanna, Baxter and Rosenberg have agreed to present to the Company for its consideration, prior to presentation to any other entity, any prospective Acquired Business which is appropriate for the Company to consider and which prospective Acquired Business participates in an industry dissimilar to any of the industries to which such individuals have corporate affiliations. It should be further noted, that the Company shall not consider Business Combinations with entities owned or controlled by officers, directors, greater than 10% shareholders of the Company or any person who directly or indirectly controls, is controlled by or is under common control with the Company. The Company may consider Business Combinations with entities owned or controlled by persons other than those persons described above. See "Proposed Business -- 'Blank Check' Offering" and "Selection of an Acquired Business and Structuring of a Business Combination."

         Pursuant to an agreement among each of Messrs. Frost, Hanna, Baxter and Rosenberg and the Company, such persons will not (i) actively negotiate for or otherwise consent to the disposition of any portion of their Common Stock at a per share price different than that offered with respect to the Public Shares as a condition to or in connection with a Business Combination or (ii) cause any securities of the Company to be sold by any officers, directors, greater than 10% shareholders or persons who may be deemed promoters of the Company except as may otherwise be made in permitted market transactions without affording all shareholders of the Company a similar opportunity. Further, the Company shall not borrow funds to be used directly or indirectly to (i) purchase any shares of the Company's Common Stock owned by management of the Company; or (ii) make payments to the Company's promoters, management or their affiliates or associates.

NO DISINTERESTED MEMBERS OF THE BOARD OF DIRECTORS


         All members of the Company's current Board of Directors are significant shareholders of the Company and will own, in the aggregate, approximately 35% of the outstanding Common Stock following the Offering (33% if the over-allotment option is exercised). Additionally, following the Offering, the Representative will have the right to appoint one member to the Company's Board of Directors until such time as the Company effects a Business Combination utilizing a majority of its funds. Accordingly, there will be, at most, only one disinterested or outside member of the Board of Directors, and the Company may not benefit from the advice of a member of the Board of Directors who is not also an officer or employee of the Company or otherwise not involved in the offering of shares of Common Stock. The Board of Directors currently has no formal committees, such as a compensation committee or an audit committee, and most likely will not form such committees until some time after the consummation of a Business Combination.


REIMBURSEMENT OF EXPENSES TO OFFICERS AND DIRECTORS; 20% OF NET PROCEEDS IMMEDIATELY AVAILABLE

         No funds will be disbursed from the Escrow Fund for salaries payable to Messrs. Frost and Hanna or for the reimbursement of expenses incurred by the Company's officers and directors on behalf of the Company.

Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than the Company's Board of Directors, all the members of which are officers unless the Representative exercises his right to appoint one member to the Company's Board of Directors. In no event will the Escrow Fund be used for any purpose other than implementation of a Business Combination or for purposes of implementing the Redemption Offer. In the event the Company requires in excess of 20% of the Net Proceeds for operations, Messrs. Frost and Hanna have undertaken to waive their salaries and non-accountable expense allowance until the consummation of a Business Combination. See "Use of Proceeds," "Proposed Business -- Payment of Salaries or Consulting Fees," and "Management of the Company."

EXECUTIVE COMPENSATION; CERTAIN PROCEEDS TO BE USED TO PAY RETROACTIVE SALARY

         Pursuant to employment agreements, Messrs. Frost and Hanna each receive $10,000 monthly for salary and $1,000 monthly for non-accountable expense allowance. Messrs. Frost and Hanna currently intend to devote approximately 50% of their time to the affairs of the Company. The amounts due under such employment agreements shall be payable retroactively to November 1, 1996, a date at least four months prior to the date of this Offering. Other than pursuant to the employment agreements and except for the Representative who may designate a member of the Board of Directors, no officers or directors will receive any other salaries or fees, unless received by all other shareholders on a proportionate basis. See "Management of the Company."

LIMITED ABILITY TO EVALUATE ACQUIRED BUSINESS' MANAGEMENT; NO INDEPENDENT ANALYSIS OR AUDITS TO BE PERFORMED


         While the Company's ability to successfully effect a Business Combination will be dependent upon certain of its key personnel, the future role of such personnel in the Acquired Business cannot presently be stated with any certainty. It is unlikely that any of the Company's key personnel will remain associated in any operational capacity with the Company following a Business Combination. Moreover, there can be no assurances that such personnel will have significant experience or knowledge relating to the operations of the particular Acquired Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective Acquired Business in connection with evaluating the desirability of effecting a Business
Combination, there can be no assurances that the Company's assessment of such management will prove to be correct, especially in light of the possible inexperience of current key personnel of the Company in evaluating certain types of businesses. In addition, there can be no assurances that such future management will have the necessary skills, qualifications or abilities to manage a public company. The Company may also seek to recruit additional managers to supplement the incumbent management of the Acquired Business.
There can be no assurances that the Company will have the ability to recruit such additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management. Additionally, there can be no assurances that the Company will hire an independent company to perform any analysis or audit of a potential
Acquired Business or perform any type of background check on any of the management of such Acquired Business. See "Proposed Business -- 'Blank Check' Offering."

COMPETITION

         The Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities, including venture capital partnerships and corporations, blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, marketing, technical, personnel and other resources than the Company and there can be no assurances that the Company will have the ability to compete successfully. The Company's financial resources will be relatively limited when contrasted with those of many of its competitors. This inherent competitive limitation may compel the Company to select certain less attractive Business Combination prospects. Further, the Company's obligation to redeem shares of Common Stock held by certain Public Shareholders, discussed under "Proposed Business -- Redemption Rights" and elsewhere herein, may place the Company at a competitive disadvantage in successfully negotiating a Business Combination. There can be no assurances that such prospects will permit the Company to meet its stated business objective. See "Proposed Business -- Competition."

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF ACQUIRED BUSINESS

         In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to intense competition from competitors of the Acquired Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Acquired Business cannot presently be ascertained. There can be no assurances that, subsequent to a Business Combination, the Company will have the resources to compete effectively, especially to the extent that the Acquired Business is in a high-growth industry. See "Proposed Business --Competition."

POSSIBLE NEED FOR ADDITIONAL FINANCING

         The Company has had no revenues to date and is entirely dependent upon the proceeds of this Offering to commence operations relating to selection of a prospective Acquired Business. The Company will not receive any revenues (other than interest income) until, at the earliest, the consummation of a Business Combination. Although the Company believes that the proceeds of this Offering will be sufficient to effect a Business Combination, inasmuch as the Company has not yet identified any prospective Acquired Business candidates, the Company cannot ascertain with any degree of certainty the capital requirements for any particular transaction. In the event that the Net Proceeds of this Offering prove to be insufficient for purposes of effecting a Business Combination (because of the size of the Business Combination or the depletion of 20% of the portion of the Net Proceeds available to the Company from the search of an Acquired Business), the Company will be required to seek additional financing. There can be no assurances that such financing would be available on acceptable terms, if at all. In the event no Business Combination is identified, negotiations are incomplete or no Business Combination has been consummated, and all of the Net Proceeds other than the Escrow Fund have been expended, the Company currently has no plans or arrangements with respect to the possible acquisition of additional financing which may be required to continue the operations of the Company. In such event, Messrs. Frost, Hanna, Baxter and Rosenberg may consider lending to the Company funds for operations other than the payment of salaries to Messrs. Frost and Hanna. Although there are no plans or arrangements with respect to such loans, such individuals do not currently anticipate such loans, if any, to be made on terms other than upon market interest rates. To the extent that such additional financing proves to be unavailable when needed to consummate a particular Business Combination, the Company would, in all likelihood, be compelled to restructure the transaction or abandon that particular Business Combination and seek an alternative Acquired Business candidate.

         In the event of a consummation of a Business Combination, the Company cannot ascertain with any degree of certainty the capital requirements for any particular Acquired Business inasmuch as the Company has not yet identified any prospective Acquired Business candidates. To the extent the Business Combination results in the Acquired Business requiring additional financing, such additional financing (which, among other forms, could be derived from the public or private offering of securities or from the acquisition of debt through conventional bank financing), may not be available, due to, among other things, the Acquired Business not having sufficient (i) credit or operating history; (ii) income stream; (iii) profit level; (iv) asset base eligible to be collateralized; or (v) market for its securities.

         As no specific Business Combination or industry has been targeted, it is not possible to predict the specific reasons why conventional private or public financing or conventional bank financing might not become available. There can be no assurances that, in the event of a consummation of a Business Combination, sufficient financing to fund the operations or growth of the Acquired Business will be available upon terms satisfactory to the Company, nor can there be any assurances that financing would be available at all. See

"Proposed Business -- 'Blank Check' Offering -- Selection of an Acquired Business and Structuring of a Business Combination."

POSSIBLE USE OF DEBT FINANCING; DEBT OF AN ACQUIRED BUSINESS

         There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination or otherwise finance the operations of the Acquired Business. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on any such borrowings and then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurances that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into an Acquired Business, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt funding ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring of indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, an Acquired Business may have already incurred debt financing and, therefore, all the risks inherent thereto. See "Use of Proceeds" and "Proposed Business -- 'Blank Check' Offering" and "-- Selection of an Acquired Business and Structuring of a Business Combination."

AUTHORIZATION OF ADDITIONAL SECURITIES

         The Company's Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, par value $.0001 per share. Upon completion of this Offering, assuming all of the shares of Common Stock offered hereby are sold, there will be 96,383,000 authorized but unissued shares of Common Stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of the over-allotment option and the Underwriter Options). Although the Company has no commitments as of the date of this Prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares of Common Stock in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's shareholders will occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur which may impact, among other things, the utilization of net operating losses, if any. Furthermore, the issuance of a substantial number of shares of Common Stock may cause dilution and adversely affect prevailing market prices, if any, for the Common Stock, and could impair the Company's ability to raise additional capital through the sale of its equity securities. The Company has no plans, proposals, arrangements or understandings with respect to the creation of a subsidiary entity with a view to distribution to the Company's shareholders the securities of the subsidiary entity. See "Proposed Business -- 'Blank Check' Offering;" "-- Selection of an Acquired Business and Structuring of a Business Combination" and "Description of Securities."

INVESTMENT COMPANY ACT CONSIDERATIONS

         After the Offering, substantially all of the Company's assets will be invested in interest-bearing securities, which could subject the Company to the registration requirements of the Investment Company Act of 1940, as amended (the "Investment Company Act"). Registration under the Investment Company Act would subject the Company to substantive regulations which could have a material adverse effect on its business. The Company intends to conduct its business in a manner designed to avoid being subject to the registration requirements of the Investment Company Act and management believes that the Company can avoid being subject to the registration requirements of such Act; however, there can be no assurance that the Company can avoid becoming subject to these registration requirements.

TAX CONSIDERATIONS

         As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Acquired Business and their respective shareholders. There can be no assurances, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a consummated Business Combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Acquired Business and their respective shareholders. See "Proposed Business -- 'Blank Check' Offering;" "-- Selection of an Acquired Business and Structuring of a Business Combination."

POSSIBLE PAYMENT OF FINDER'S FEES

         In the event that a person or entity assists the Company in connection with the introduction to a prospective Acquired Business with which a Business Combination is ultimately consummated, such person or entity may be entitled to receive a finder's fee in consideration for such introduction. Such finder's fees may take the form of the issuance of securities or cash. Such person may be required to be registered as, among other things, an agent or broker-dealer under the laws of certain jurisdictions. The Company is not presently obligated to pay any finder's fees other than to the Representative in the event it assists the Company within a five-year period in connection with the introduction to a prospective Acquired Business with which a Business Combination is ultimately consummated. It should be noted, however, that the Company has no obligation to engage in a Business Combination with any prospective Acquired Business introduced to it by the Representative. The executive officers and directors of the Company have agreed that neither they nor any entity with which they are affiliated will be entitled to receive a finder's fee in the event they originate a Business Combination. See "Proposed Business -- 'Blank Check' Offering;" "-- Selection of an Acquired Business and Structuring of a Business Combination;" "Management of the Company -- Conflicts of Interest" and "Underwriting."

DIVIDENDS UNLIKELY

         The Company has not paid any dividends on its Common Stock to date and does not presently intend to pay cash dividends prior to the consummation of a Business Combination. The payment of dividends after any such Business Combination, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate paying any cash dividends in the foreseeable future. See "Description of Securities --Dividends."

CONTROL BY PRESENT SHAREHOLDERS

         Upon consummation of the Offering, present shareholders, including the present management of the Company, will collectively own approximately 47% of the then issued and outstanding shares of Common Stock (assuming no exercise of the Underwriter Options or over-allotment option), approximately 35% of which will be owned by the current officers and directors. In the election of directors, shareholders are not entitled to cumulate their votes for nominees. Accordingly, the current shareholders will essentially be able to elect all of the Company's Directors and thereafter have a substantial impact upon the operations of the Company. See "Principal Shareholders," "Certain Transactions," "Proposed Business -- 'Blank Check' Offering" and "Description of Securities."

NO ASSURANCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICE

         Prior to this Offering, there has been no public trading market for the Common Stock. The initial public offering price of the shares of Common Stock have been arbitrarily determined by negotiation between the Company and the Representative and does not bear any relationship to such established valuation criteria as assets, book value or prospective earnings. There can be no assurances that a regular trading market will develop for the shares of Common Stock after this Offering or that, if developed, any such market will be sustained. Trading of the Common Stock will likely be conducted through what is customarily known as the "pink sheets" and on the Bulletin Board. Any market for the Common Stock which may result will likely be less well developed than if the Common Stock were traded in NASDAQ or an exchange.

         The Representative has advised the Company that although the Representative anticipates it will act as a market maker of the Company's shares of Common Stock after the closing of the Offering, there can be no assurances that the Representative will in fact act in such capacity. As of the date hereof, other than with the Representative, the Company has had no discussions and there are no understandings with any firm regarding the participation of such firm as a market maker in the shares of the Company's Common Stock. See "Underwriting."

RISK OF LOW PRICE ("PENNY STOCK") SECURITIES

         If the Company, at any time, has net tangible assets of $2,000,000 or less, transactions in the Common Stock would be subject to certain rules promulgated under the Exchange Act. Under such rules, broker-dealers who recommend such securities to persons other than institutional accredited investors (generally institutions with assets in excess of $5,000,000) must make a special written suitability determination for the purchaser, receive the purchaser's written agreement to a transaction prior to sale and provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describes the market therefor as well as a purchaser's legal remedies. Further, the broker-dealer must also obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be consummated. If the Common Stock becomes subject to such rules, broker-dealers may find it difficult to effectuate customer transactions and the trading activity in the Common Stock; thus, the market price, if any, may be depressed, and an investor may find it more difficult to dispose of the Common Stock.

IMMEDIATE SUBSTANTIAL DILUTION; DISPARITY OF CONSIDERATION

         The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock of the Company after this Offering constitutes the dilution to investors in this Offering. The pro forma net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. New investors will incur an immediate and substantial dilution of approximately $3.24 per share (i.e., the difference between the pro forma net tangible book value per share after the Offering of $2.76 and the public offering price of $6.00 per share) allocable to each Share (assuming no exercise of the Underwriter Options or the over-allotment option). The existing shareholders of the Company acquired their shares of Common Stock at a nominal price (an average of $.12 per share) and, accordingly, new investors will bear virtually all of the risks inherent in an investment in the Company. See "Dilution."

SHARES ELIGIBLE FOR FUTURE SALE

         All of the 1,492,000 shares of Common Stock issued and outstanding prior to this Offering are "restricted securities," as that term is defined under Rule 144 ("Rule 144"), promulgated under the Securities Act. None of such shares will be eligible for sale under Rule 144, as currently in effect, prior to September 13, 1997. The shares of Common Stock owned as of the date hereof by Messrs. Frost, Hanna, Baxter and Rosenberg (an aggregate of approximately 75% of the outstanding Common Stock prior to this Offering) will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the occurrence of a Business Combination. During such escrow period, such persons will not be able to sell, or otherwise transfer, their respective shares of Common Stock, but will retain all other rights as shareholders of the Company, including, without limitation, the right to vote such shares of Common Stock.

         In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on NASDAQ or an exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. No prediction can be made as to the effect, if any, that sales of "restricted" shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Principal Shareholders" and "Shares Eligible for Future Sale."



REGULATIONS CONCERNING "BLANK CHECK" ISSUERS

         The ability to register or qualify the shares of Common Stock for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, would not permit registration or qualification of the Common Stock for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in certain States (as described below) or in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted. See "State Blue Sky Registration; Restricted Resales of the Common Stock," below. In addition, the Commission has enacted rules under the Securities Act which, among other things, afford shareholders of "blank check" companies a right to rescind their purchases of such securities for a limited period subsequent to the consummation of a Business Combination. Such rules, however, are not applicable to, among other things, offerings where the net worth of the company is greater than $5,000,000 and consequently, it is the Company's belief that such rules are not applicable to this Offering. There can be no assurances that the Commission, the United States Congress, or state legislatures will not enact legislation which will prohibit or restrict the sale of securities of "blank check" companies.

STATE BLUE SKY REGISTRATION; RESTRICTED RESALES OF THE COMMON STOCK

         The Company has made application to register or has or will seek to obtain an exemption from registration to offer the Common Stock, and intends to conduct its selling efforts in Colorado, Delaware, Florida, Illinois, Maryland, New York, Oregon, Rhode Island, South Carolina and Utah. Purchasers of the Common Stock in the Offering must be residents of such jurisdictions. In order to prevent resale transactions in violation of states' securities laws, shareholders may only engage in resale transactions in the states listed above and such other jurisdictions in which an applicable exemption is available or a blue sky application has been filed and accepted. As a matter of notice to the holders thereof, the Common Stock certificates shall contain information with respect to resale of the Common Stock. Further, the Company will advise its market maker, if any, of such restriction on resale. Such restriction on resale may limit the ability of investors to resell the shares of Common Stock purchased in this Offering.

         Several additional states may permit secondary market sales of the shares of Common Stock (i) once or after certain financial and other information with respect to the Company is published in a recognized securities manual such as Standard & Poor's Corporation Records; (ii) after a certain period has elapsed from the date hereof; or (iii) pursuant to exemptions applicable to certain investors. However, since the Company is a "blank check" company, it may not be able to be listed in any recognized securities manual until after the consummation of the first Business Combination.

UNDERWRITER OPTIONS

         In connection with this Offering, the Company has agreed to sell to the Representative, at an aggregate price of $170, warrants to purchase up to 170,000 shares of Common Stock (the "Stock Purchase Option" or "Underwriter Options"). The Underwriter Options are exercisable at a price of $9.30 per share (155% of offering price) for a period commencing one year after, and ending five years after, the date of this Prospectus. In addition, the holders of the Underwriter Options will have certain registration rights with respect to the shares of Common Stock underlying the Underwriter Options (the "Underlying Shares"). See "Underwriting--Underwriter Options." In addition, the sale, or even the possibility of sale, of the Underlying Shares could have an adverse effect on the market price for the Company's securities or on the Company's ability to obtain future public financing. If and to the extent the Underwriter Options are exercised, shareholders may experience dilution in the book value of their holdings. See "Dilution."

LACK OF BUSINESS OPERATIONS

         Although the Company will use efforts to attempt to locate potential Business Combinations, there can be no assurances that any business or assets worthy of even preliminary investigation will come to the Company's attention, or that any significant amount of funds will be expended in actual acquisition of assets. See "Management of the Company -- Conflicts of Interest."

LOSS FROM ANALYSIS AND INVESTIGATION OF BUSINESS PROSPECTS

         The Company will be required, in all probability, to expend funds in the preliminary internal investigation or examination of assets, business or properties, whether or not an investment occurs. Additionally, the Company may expend additional funds if it hires an independent company to perform an analysis or audit of a potential Acquired Business or perform background checks on the management of such Acquired Business. To the extent management determines that the potential investment has little or no value, the monies spent on internal investigations and independent company consultation services will be a total loss. In no event will the funds placed in the Escrow Fund, including any interest earned thereon, be used for expenses associated with the evaluation and structuring of a contemplated Business Combination.

CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES OF INCORPORATION; INDEMNIFICATION OF OFFICERS AND DIRECTORS AND ELECTION OUT OF ANTI-TAKEOVER STATUTES

         The Company's Articles of Incorporation provide, among other things, that (i) officers and directors of the Company will be indemnified to the fullest extent permitted under Florida law; and (ii) the Company has elected not to be governed by Sections 607.0901 and 607.0902 of the Florida Business Corporation Act and other laws relating thereto (the "Anti-Takeover Sections").

         Because of the Company's election not to be governed by the Anti-Takeover Sections, the Company will not be subject to the provisions of Florida law which provide that certain transactions between the Company and an "interested shareholder" or any affiliate of the "interested shareholder" be approved by two-thirds of the Company's outstanding shares. An "interested shareholder" as defined in Section 607.0901 of the Florida Business Corporation Act is any person who is the beneficial owner of more than 10% of the outstanding shares of the company who is entitled to vote generally in the election of directors. In addition, because of the Company's election not to be governed by the Anti-Takeover Sections, the Company will not have the alleged assistance against unfriendly take-over attempts purportedly provided by that statute.

                                USE OF PROCEEDS

         The Net Proceeds to the Company from the sale of the shares of Common Stock offered hereby, after the Offering Costs and Underwriting Discount of approximately $1,470,500, are estimated to be $8,729,500 and $10,060,600, if the over-allotment option is exercised in its entirety. Eighty percent (80%) of the Net Proceeds of this Offering (approximately $6,983,600 if the over-allotment option is not exercised), after such costs and discounts, will be placed in the Escrow Fund which is an interest-bearing escrow account, with Fiduciary Trust International of the South, as escrow agent, subject to release upon the earlier of (i) written notification by the Company of its need for all, or substantially all, of such Net Proceeds for the purpose of implementing a Business Combination; or (ii) the exercise by certain shareholders of the Redemption Offer. See "Proposed Business -- Redemption Rights." Any interest earned on the Escrow Fund will accrue in the Escrow Fund. In no event will the funds placed in the Escrow Fund, including any interest earned thereon, be used for expenses associated with the evaluation and structuring of a contemplated Business Combination. The Escrow Agent has advised the Company that the Escrow Agent is under no prohibitions with respect to the length of time that the Escrow Agent may act as escrow agent in connection with the holding of the Escrow Fund.


         The Company estimates that the remaining twenty percent (20%) of such Net Proceeds may be required to evaluate potential Acquired Businesses, to select an Acquired Business and to structure and consummate a Business Combination with such Acquired Business (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services to the Company in these regards), as well as to pay the Company's accounting fees, legal fees, rent, telephone, mailing, travel related to a potential Business Combination, filing fees, occupational license fees, escrow agent fees, transfer agent fees, the fees, if any, to hire any independent appraisers in connection with a potential Business Combination, consulting fees and salary and non-accountable expense allowance for each of Messrs. Frost and Hanna (the "General and Administrative Expenses"), until consummation of a Business Combination. The Company believes that it can satisfy its cash requirements until a Business Combination is consummated with 20% of the Net Proceeds derived from this Offering, including interest earned thereon. Meanwhile, due to the possible indefinite period of time to consummate a Business Combination and the nature and cost of the Company's expenses related to the Company's search and analysis of a Business Combination, there can be no assurances that the Company's cash requirements until a Business Combination is consummated will be satisfied with 20% of the Net Proceeds of this Offering (including interest income earned thereon). In the event the Company requires in excess of 20% of the Net Proceeds for operations, Messrs. Frost and Hanna have undertaken to waive their salaries and non-accountable expense allowance until the consummation by the Company of a Business Combination. In the event that the Company elects to effect more than one Business Combination, it will expend at least the Threshold Amount on the first Business Combination. To the extent that securities of the Company are used in whole or in part as consideration to effect a Business Combination, the balance of the Net Proceeds of this Offering not theretofore expended will be used to finance the operations of the Acquired Business.

         The Company has agreed to pay to each of Messrs. Frost and Hanna, upon consummation of this Offering, $10,000 monthly for salary and $1,000 monthly for non-accountable expense allowance (retroactive to November 1, 1996). No other officers, directors or current shareholders, except for the Representative who may designate a member of the Board of Directors, shall be paid any consulting fees or salaries for services delivered by such persons in connection with a Business Combination. The Company shall reimburse its officers and directors for any accountable reasonable expenses incurred in connection with activities on behalf of the Company. The proceeds placed in the Escrow Fund (including any interest earned thereon) will not be used by the Company for salaries or expenses payable to Messrs. Frost or Hanna or to reimburse the Company's officers and directors for expenses incurred in connection with activities on behalf of the Company. Other than the foregoing, there is no limit on the amount of such reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than the Board of Directors, all of the current members of which are officers of the Company. In no event will the Escrow Fund be used for any purpose other than the implementation of a Business Combination or for purposes of the Redemption Offer.

         Further, no Net Proceeds of this Offering shall be loaned to any of the Company's officers, directors, greater than 10% shareholders of the Company or any person who directly or indirectly controls, is controlled by or is under common control with the Company. No proceeds of this Offering will be paid to officers, directors, greater than 10% shareholders of the Company or any person who directly or indirectly controls, is controlled by or is under common control with the Company, in consideration for professional services rendered by such persons prior to the consummation of a Business Combination. The Net Proceeds of this Offering not immediately required for the purposes set forth above will be invested in United States Government securities or other minimum risk, short-term interest bearing investments; provided, however, that the Company will attempt to not invest the Net Proceeds in a manner which may result in the Company being deemed to be an investment company under the Investment Company Act.

                                    DILUTION


         The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock of the Company after this Offering constitutes the dilution to investors in this Offering. Pro forma net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.


         At December 31, 1996, the net tangible book value of the Company was ($58,117) or ($0.04) per share of Common Stock. After giving effect to the sale of 1,700,000 shares of Common Stock offered hereby and the application of the estimated Net Proceeds therefrom, the pro forma net tangible book value of the Company at December 31, 1996 would have been $8,801,168 or $2.76 per share, representing an immediate increase in net tangible book value of $8,859,285 or $2.80 per share to existing shareholders and an immediate dilution of $3.24 per share to new investors. As of the date hereof, there are currently no plans, proposals, arrangements or understandings with respect to the sale of additional securities to any persons for the period commencing with the closing of this Offering and the Company's identification of a Business Combination, other than the Company's issuance of shares of Common Stock upon the exercise of the over-allotment option and the Underwriter Options. See "Underwriting."

         The following table illustrates the foregoing information with respect to dilution to new investors on a per-share basis after the Offering.

Public offering price per share . . . . . . . . . . . . .                         $ 6.00

         Net tangible book value per
         share, before this Offering  . . . . . . . . . .        0.04

         Increase per share attributable to
         payment by new investors . . . . . . . . . . . .        2.80
                                                                ------

Pro forma net tangible book value per share,
after this Offering . . . . . . . . . . . . . . . . . . .                           2.76
                                                                                   ------

Dilution to new investors per share . . . . . . . . . . .                           3.24
                                                                                   ======

The following table sets forth as of the date of this Prospectus, with respect to existing shareholders and new investors, a comparison of the number of shares of Common Stock acquired from the Company, their percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share:

                                Shares Purchased(1)                Total Consideration             PRICE PER
                                -------------------                -------------------             ---------
                                Amount       Percentage            PAID         PERCENTAGE           SHARE
                                ------       ----------            ----         ----------           -----
 Existing Shareholders         1,492,000             47%        $    184,112             2%        $ .12
 New Investors                 1,700,000             53%          10,200,000            98%        $6.00
                               ---------            ----          ----------          -----        -----
                               3,192,000            100%        $ 10,384,112           100%
                               =========            ====        ============          =====

_________

(1) The above table assumes no exercise of the over-allotment option. If the over-allotment option is exercised in full, the new investors will have paid $11,730,000 for 1,955,000 shares of Common Stock, representing virtually 100% of the total consideration for approximately 57% of the total number of shares of Common Stock outstanding. The above table also assumes no exercise of the Underwriter Options. See "Underwriting."

                                 CAPITALIZATION

         The following table sets forth the actual capitalization of the Company as of December 31, 1996, and the as adjusted to give effect to the sale of 1,700,000 shares of Common Stock being offered hereby and the application of the estimated Net Proceeds therefrom:


                                                                 Actual             As Adjusted
Shareholder's Equity(1)

         Common Stock, $.0001 par value,
         100,000,000 shares authorized:
                 1,492,000 shares issued actual,
                 1,492,000 issued pro forma, and
                 3,192,000 as adjusted                          $    149             $      319

         Capital in excess of par value                          183,963              8,913,293

         Deficit accumulated during
         development stage                                      (112,444)              (112,444)
                                                                --------             ----------

Total shareholders' equity                                      $(71,668)            $8,801,168
                                                                ========             ==========

__________________________________


(1) Assumes no exercise of the Underwriter Options or the over-allotment option. See "Underwriting."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The Company, a development stage entity, was formed in February 1996 to serve as a vehicle to effect a Business Combination with an Acquired Business which the Company believes has significant growth potential. The Company intends to utilize cash (to be derived from the proceeds of this Offering), equity, debt or a combination thereof in effecting a Business Combination. The Company has neither engaged in any operations nor generated any revenues to date. Its entire activity since its inception has been to prepare for its proposed fundraising through an offering of equity securities as contemplated herein.

         The Company's expenses to date, all of which are attributable to its formation, proposed fundraising and accrued General and Administrative Expenses, are approximately $113,309, of which $55,191 has been paid to date, with the remainder amount contemplated to be paid out of the proceeds of the Offering.

         Substantially all of the Company's working capital needs subsequent to the Offering will be attributable to the identification of a suitable Acquired Business, and thereafter to effectuate a Business Combination with such Acquired Business. Such working capital needs are expected to be satisfied from the Net Proceeds of the proposed Offering. Although no assurances can be made, the Company believes it can satisfy its cash requirements until a Business Combination is consummated with 20% of the Net Proceeds derived hereby. Due to the possible indefinite period of time to consummate a Business Combination and the nature and cost of the Company's expenses related to the Company's search and analysis of a Business Combination, there can be no assurances that the Company's cash requirements until a Business Combination is consummated will be satisfied with 20% of the Net Proceeds of this Offering (including interest income earned thereon). The Company believes, however, that the Company's cash requirements for the next twelve months will be satisfied with 20% of the Net Proceeds of this Offering. See "Risk Factors" and "Use of Proceeds."

         The report of independent public accountants on the Company's financial statements includes an explanatory paragraph concerning the Company's ability to commence operations being dependent on the success of this Offering, which raises substantial doubt about its ability to continue as a growing concern.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

         This Prospectus contains forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ from these forward-looking statements as a result of, among other things, the factors described in "Risk Factors." In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact occur.

                               PROPOSED BUSINESS

INTRODUCTION

         The Company was formed in February 1996 to seek to effect a Business Combination with an Acquired Business which the Company believes has significant growth potential. The Company will not engage in any substantive commercial business immediately following this Offering and for an indefinite period of time following this Offering. The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and the Company has not identified any specific business or company for investigation and evaluation. The Company intends to utilize cash (to be derived from the proceeds of this Offering), equity, debt or a combination thereof in effecting a Business Combination. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Acquired Business, it will not expend less than the Threshold Amount (approximately $6,983,600, assuming an initial offering price of $6.00 per share and no exercise of the over-allotment option) upon its first Business Combination. Consequently, it is likely that the Company will have the ability to effect only a single Business Combination. The Company may effect a Business Combination with a prospective Acquired Business which may be financially unstable or in its early stages of development or growth.

"BLANK CHECK" OFFERING

         Background. As a result of, among other things, management's broad discretion with respect to the specific application of the Net Proceeds of this Offering, this Offering may be characterized as a "blank check" offering. Although substantially all of the Net Proceeds of this Offering are intended to be generally applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. A Business Combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public offering itself, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the event that management identifies and effectuates a Business Combination with an Acquired Business which proves to be not successful for any of a myriad of reasons, some of which may not at this time be identifiable because of the "blank check" nature of the Offering, investors in the Company could lose their entire investment in the Company.

         Unspecified Industry and Acquired Business. To date, the Company has not selected any particular industry or any Acquired Business in which to concentrate its Business Combination efforts. Accordingly, there is no current basis for prospective investors in this Offering to evaluate the possible merits or risks of the Acquired Business or the particular industry in which the Company may ultimately operate. However, in connection with seeking shareholder approval of a Business Combination, the Company (as a result of its intention to register its Common Stock under the Exchange Act and thereby become subject to the proxy solicitation rules contained therein) intends to furnish its shareholders with proxy solicitation materials prepared in accordance with the Exchange Act which, among other matters, will include a description of the operations of the Acquired Business candidate and audited historical financial statements thereof. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular industry or Acquired Business, there can be no assurances that the Company will properly ascertain or assess all significant risk factors. Additionally, a prospective Acquired Business may be a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws enacted for the protection of investors.
Accordingly, management could identify and acquire an Acquired Business which could fail, resulting in the loss of an investor's entire investment in the shares of Common Stock offered hereby. See "Risk Factors."

         Probable Lack of Business Diversification. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Acquired Business, it will not expend less than the Threshold Amount (approximately $6,983,600) upon its first Business Combination. Consequently, it is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. The Company's probable lack of diversification may subject the Company to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which the Company may operate subsequent to a Business Combination. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Acquired Business by the Company, there can be no assurances that the Acquired Business will prove to be commercially viable. Prior to the consummation of a Business Combination, the Company has no intention to purchase or acquire a minority interest in any company.

         Opportunity for Shareholder Evaluation or Approval of Business Combinations. The investors in this Offering will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to the Company in connection with selecting a potential Business Combination until after the Company has entered into an agreement to effectuate a Business Combination. Such agreement to effectuate a Business Combination, however, will be subject to shareholder approval as discussed elsewhere herein. As a result, investors in this Offering will be almost entirely dependent on the judgment of management in connection with the selection and ultimate consummation of a Business Combination. In connection with seeking shareholder approval of a Business Combination, the Company intends to furnish its shareholders with proxy solicitation materials prepared in accordance with the Exchange Act which, among other matters, will include a description of the operations of the Acquired Business candidate and audited historical financial statements thereof.

         Under the Florida Business Corporation Act, certain forms of Business Combinations may be effected without shareholder approval. In addition, the form of Business Combination may have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to the Company's Common Stock) to shareholders disapproving the proposed Business Combination. The Company will afford to investors in this Offering the right to approve any Business Combination, irrespective of whether or not such approval would be required under applicable Florida law. IN THE EVENT, HOWEVER, THAT THE HOLDERS OF 30% OR MORE OF THE PUBLIC SHARES HELD BY PUBLIC SHAREHOLDERS VOTE AGAINST APPROVAL OF ANY BUSINESS COMBINATION, THE COMPANY WILL NOT CONSUMMATE SUCH BUSINESS COMBINATION. All of the officers and directors of the Company, who own in the aggregate approximately 75% of the Common Stock outstanding prior to this Offering, have agreed as of the date of this Prospectus to vote their respective shares of Common Stock in accordance with the vote of the majority of the Public Shares held by the Public Shareholders with respect to any Business Combination. See "Redemption Rights," below.

         Limited Ability to Evaluate Acquired Business' Management. While the Company's ability to successfully effect a Business Combination will be dependent upon certain key personnel, the future role of such personnel in the Acquired Business cannot presently be stated with any certainty. It is unlikely that any of the Company's key personnel will remain associated in any operational capacity with the Company following a

Business Combination. Moreover, there can be no assurances that such personnel will have any experience or knowledge relating to the operations of the particular Acquired Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective Acquired Business in connection with evaluating the desirability of effecting a Business Combination, there can be no assurances that the Company's assessment of such management will prove to be correct, especially in light of the inexperience of current key personnel of the Company in evaluating businesses. Accordingly, investors will be relying in some significant respects, on the ability of the management of the Acquired Business who are unidentifiable as of the date hereof. In addition, there can be no assurances that such future management will have the necessary skills, qualifications or abilities to manage a public company. The Company may also seek to recruit additional managers to supplement the incumbent management of the Acquired Business. There can be no assurances that the Company will have the ability to recruit such additional managers, or that such additional managers will have the requisite skill, knowledge or experience necessary or desirable to enhance the incumbent management.

         Selection of an Acquired Business and Structuring of a Business Combination. Management anticipates that the selection of an Acquired Business will be complex and risky because of competition for such business opportunities among all segments of the financial community. The nature of the Company's search for the acquisition of an Acquired Business requires maximum flexibility inasmuch as the Company will be required to consider various factors and circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among the Company's acquisitions may not permit the Company to offset potential losses from one venture against profits from another. Management of the Company will have virtually unrestricted flexibility in identifying and selecting a prospective Acquired Business. In addition, in evaluating a prospective Acquired Business, management will consider, among other factors, the following:

         o       financial condition and results of operation of the Acquired
                 Business;

         o growth potential and projected financial performance of the Acquired Business and the industry in which it operates;

         o equity interest in and possible management participation in the Acquired Business;

         o experience and skill of management and availability of additional personnel of the Acquired Business;

         o       capital requirements of the Acquired Business;

         o       competitive position of the Acquired Business;

         o stage of development of the product, process or service of the Acquired Business;

         o degree of current or potential market acceptance of the product, process or service of the Acquired Business;

         o possible proprietary features and possible other protection of the product, process or service of the Acquired Business;

         o regulatory environment of the industry in which the Acquired Business operates; and

         o       costs associated with effecting the Business Combination.

         The foregoing criteria are not intended to be exhaustive; any evaluation relating to the merits of a particular Business Combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a Business Combination consistent with the Company's business objective. In connection with its evaluation of a prospective Acquired Business, management anticipates that it will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to the Company.

         The time and costs required to select and evaluate an Acquired Business candidate (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporation laws) cannot presently be ascertained with any degree of certainty. Messrs. Frost and Hanna currently intend to devote approximately 50% of their time to the affairs of the Company and Messrs. Baxter and Rosenberg intend to devote approximately 10% of their time to the affairs of the Company and, accordingly, consummation of a Business Combination may require a greater period of time than if the Company's executive officers devoted their full time to the Company's affairs. Any costs incurred in connection with the identification and evaluation of a prospective Acquired Business with which a Business Combination is not ultimately consummated will result in a loss to the Company and reduce the amount of capital available to otherwise complete a Business Combination.

         The Company may utilize cash (derived from the proceeds of this Offering), equity, debt or a combination of these as consideration in effecting a Business Combination. Although the Company has no commitments as of the date of this Prospectus to issue any shares of Common Stock other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that such additional shares are issued or other securities convertible or exchangeable into common stock, dilution to the interest of the Company's shareholders will occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur.

         If securities of the Company are issued as part of an acquisition, it cannot be predicted whether such securities will be issued in reliance upon exemptions from registration under applicable federal or state securities laws or will be registered for public distribution. When registration of securities is required, substantial cost may be incurred and time delays encountered. In addition, the issuance of additional securities and their potential sale in any trading market which may develop in the Company's Common Stock, of which there is no assurances, may depress the price of the Company's Common Stock in any market which may develop in the Company's Common Stock. Additionally, such issuance of additional securities of the Company would result in a decrease in the percentage ownership of the Company of purchasers of the Common Stock being offered hereby.

         The Company's operations may be limited by the Investment Company Act. Unless the Company registers with the Commission as an investment company, it will not, among other things, be permitted to own or propose to acquire investment securities, exclusive of government securities and cash items, which have a value exceeding 40% of the value of the Company's total assets on an unconsolidated basis. It is not anticipated that the Company will have a policy restricting the type of investments it may make. While the Company will attempt to conduct its operations so as not to require registration under the Investment Company Act and management believes that the Company can avoid being subject to the registration requirements under such Act, there can be no assurances that the Company will not be deemed to be subject to the Investment Company Act.


         There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination or otherwise finance the operations of the Acquired Business. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on such borrowings and then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurances that debt financing, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the best interests of the Company. The inability of the

Company to borrow funds for an additional infusion of capital into an Acquired Business may have material adverse effects on the Company's financial condition and future prospects. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with incurring indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, an Acquired Business may have already incurred debt financing and, therefore, all the risks inherent thereto.

         Because of the Company's small size, investors in the Company should carefully consider the business constraints on its ability to raise additional capital when needed. Until such time as any enterprise, product or service which the Company acquires generates revenues sufficient to cover operating costs, it is conceivable that the Company could find itself in a situation where it needs additional funds in order to continue its operations. This need could arise at a time when the Company is unable to borrow funds and when market acceptance for the sale of additional shares of the Company's Common Stock does not exist.

PAYMENT OF SALARIES

         In connection with the consummation of a Business Combination, the Company may become obligated to pay to certain persons consulting fees or salaries. The Company has agreed to pay, to each of Messrs. Frost and Hanna, upon consummation of the Offering, $10,000 monthly for salary and $1,000 monthly for non-accountable expense allowance (retroactive to November 1, 1996). No other current officers, directors or shareholders shall be paid any consulting fees or salaries for services delivered by such persons in connection with a Business Combination. The Company shall reimburse its officers and directors for any accountable reasonable expenses incurred in connection with activities on behalf of the Company. The proceeds placed in the Escrow Fund (including any interest earned thereon) will not be used by the Company for salaries or expenses payable to Messrs. Frost or Hanna or for consulting fees. No funds (including any interest earned thereon) will be disbursed from the Escrow Fund for reimbursement of expenses. Other than the foregoing, there is no limit on the amount of such reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than the Board of Directors, all of the members of which are present officers of the Company. In the event the Company requires in excess of 20% of the Net Proceeds for operations, Messrs. Frost and Hanna have undertaken to defer their salaries and non-accountable expense allowance until the consummation by the Company of a Business Combination. Subsequent to the consummation of a Business Combination, to the extent the current officers, directors or shareholders of the Company provide services to the Company, such persons may receive from the Company consulting fees or salaries. The Company is not aware of any plans, proposals, understandings or arrangements with respect to the sale of any shares of Common Stock of the Company by any current shareholders. Further, there are no plans, proposals, understandings or arrangements with respect to the transfer by the Company to any of the current shareholders, any funds, securities or other assets of the Company.

INVOLVEMENT OF CERTAIN PRINCIPALS IN PRIOR "BLANK CHECK" COMPANIES

         The officers and directors of the Company have held similar positions in three other "blank check" companies (i.e., a development stage company that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company), each of which has consummated a Business Combination as of the date of this Prospectus.
There can be no assurance that the Company will ever be able to effect a Business Combination or that the type of business or the performance of the Acquired Business, if any, will be similar to that of these other "blank check" companies. Further, the results of such "blank check" companies are not indicative in any manner of the possible future results of the Company.
Certain information with respect to each such prior Business Combination that the officers and directors of the Company have been involved, as obtained from each such company's respective filings with the Commission, is set forth below:

                                           Date of
                                           Initial                                                              Trading Market
             Name of                        Public       Date of Business                                             and
        Acquired Business                  Offering         Combination          Nature of Business              Ticker Symbol
 -------------------------------   -------------------   ------------------   ----------------------------  ---------------------
 Sterling Health Care Group,       February 9, 1993      May 31, 1994         Providing physician           NASDAQ National Market
 Inc. and Sterling Healthcare,                                                contract management           (FPAM)
 Inc. (currently operating                                                    services for hospital
 subsequent to a merger as,                                                   emergency departments
 "FPA Medical Management,
 Inc.")

 LFS Acquisition Corp.             September 26, 1993    January 3, 1996      Operating children's          Bulletin Board (KIDM)
 (currently operating as, "Kids                                               apparel stores
 Mart, Inc.")

 Pan American World Airways,       March 21, 1994        September 23, 1996   Airline industry              AMEX (PAA)
 Inc. (currently operating as,
 "Pan Am Corporation")

         Messrs. Richard B. Frost, Mark J. Hanna and Marshal E. Rosenberg, executive officers and directors of the Company, were also officers and directors of Frost Hanna Halpryn a "blank check" company whose initial public offering of securities closed in February 1993. Frost Hanna Halpryn raised net proceeds of approximately $6,100,000 through the issuance of 1,175,500 shares of Common Stock at $6.00 per share in such initial public offering. Frost Hanna Halpryn consummated a Business Combination with Sterling Healthcare on May 31, 1994 in which both such entities merged with and into a wholly-owned subsidiary of Frost Hanna Halpryn. In connection with such merger, Frost Hanna Halpryn changed its name to "Sterling Healthcare, Inc." The principal business activity of Sterling is providing physician contract management services for hospital emergency departments. Upon consummation of the Sterling Business Combination, (i) the former Sterling Healthcare shareholders were issued Sterling common stock which constituted approximately 52% of the outstanding shares of Sterling common stock (assuming full exercise of all outstanding options and warrants to purchase Sterling common stock) and (ii) Messrs. Frost and Hanna resigned from their officer and director positions of Sterling and Mr. Rosenberg resigned from his position of Vice President and Treasurer and remained as a member of the Sterling Board of Directors until December 1994.
In October, 1996, Sterling consummated a business combination with FPA Medical Management Inc. ("FPAM") pursuant to which, among other things, each share of Sterling common stock was exchanged for .951 shares of FPAM common stock. FPAM provides regional healthcare management services. FPAM currently trades under the symbol "FPAM" in the NASDAQ National Market. The closing price of FPAM common stock on February 18, 1997 was $23.75 per share.

         Messrs. Frost, Hanna, and Rosenberg and Mr. Donald H. Baxter, also an executive officer and director of the Company, were also officers and directors of Frost Hanna Acquisition, a "blank check" company whose initial public offering of securities closed in September 1993. Frost Hanna Acquisition raised net proceeds of approximately $6,519,800 through the issuance of 1,265,000 shares of Common Stock at $6.00 per share in such initial public offering. To minimize any potential conflicts of interest which may have arisen as a result of the relationship between such persons' positions with Frost Hanna Halpryn, Frost Hanna Acquisition was prohibited from analyzing or considering any possible Business Combination opportunities until Frost Hanna Halpryn became a party to a letter of intent to consummate a Business Combination. Frost Hanna Acquisition entered into a letter of intent in May 1995 with LFS and on January 3, 1996, consummated a Business Combination with LFS in which LFS merged with and into a wholly-owned subsidiary of Frost Hanna Acquisition. In connection with such merger, Frost Hanna Acquisition changed its name to "Kids Mart, Inc." Upon consummation of the Kids Mart Business Combination (i) the former LFS shareholders were issued Kids Mart common stock which constituted approximately 62% of the outstanding shares of Kids Mart common stock (assuming full exercise of all outstanding options and warrants to purchase Kids Mart common stock) and (ii) Messrs. Frost, Hanna, Baxter and Rosenberg resigned from their positions as officers and directors of Kids Mart. Kids Mart operates a chain of [200] infant's and children's apparel stores in 20 states under the names of "Kids Mart" and "Little Folks." In September 1996, Kids Mart closed 97 stores and fired 600 workers, which resulted in a $5.4 million charge in its third quarter. Kids Mart's Quarterly Report on Form 10-Q for the period ending October 31, 1996 included a going concern qualification from Kids Mart's independent auditors, and reported, among other things, an accumulated deficit of $28,713,000, that Kids Mart's current liabilities exceeded its current assets by $20,613,000 and that it had a stockholders' deficiency of $15,930,000, all as of October 26, 1996. Additionally, the Form 10-Q reported that Kids Mart remained in violation of covenants under its credit facility with Foothill Capital Corporation, its largest secured creditor. All loans made pursuant to Kids Mart's credit facility with Foothill Capital Corporation are secured by substantially all of Kids Mart's assets. On January 10, 1997, Kids Mart filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware (97-42(PJW) In Re LFS Acquisition Corporation, Kidsmart, Inc., Holtzman's Little Folk Shop, Inc.) The closing price of Kids Mart common stock on February 18, 1997 was $0.015 per share.


         Messrs. Frost, Hanna, Baxter and Rosenberg, were also officers and directors of Frost Hanna Mergers Group, a "blank check" company whose initial public offering of securities closed in March 1994. Frost Hanna Mergers raised net proceeds of approximately $10.1 million through the issuance of 1,955,000 shares of Common Stock at $6.00 per share in such initial public offering. To minimize any potential conflicts of interest which may have arisen as a result of the relationship between such persons' positions with Frost Hanna Halpryn and Frost Hanna Acquisition, Frost Hanna Mergers was prohibited from analyzing or considering any possible Business Combination opportunities until Frost Hanna Halpryn and Frost Hanna Acquisition each became parties to a letter of intent to consummate a Business Combination. Frost Hanna Mergers entered into a letter of intent on January 29, 1996 with PAWA and on September 23, 1996, consummated a Business Combination with PAWA in which PAWA merged with and into a wholly-owned subsidiary of Frost Hanna Mergers. In connection with such merger, Frost Hanna Mergers changed its name to "Pan Am Corporation." Upon consummation of the Pan Am Business Combination, (i) the former PAWA shareholders were issued shares of Pan Am common stock which constituted approximately 72% of the outstanding shares of Pan Am common stock (assuming full exercise of all outstanding warrants and options to purchase shares of Pan Am common stock) and (ii) Messrs. Frost and Hanna resigned from their executive officer positions with Pan Am but currently remain as members of the Pan Am Board of Directors and Messrs. Baxter and Rosenberg resigned from their executive officer and director positions with Pan Am. PAWA was a newly organized corporation established to operate a new low-fare full service airline under the "Pan Am" name, serving selected long-haul routes between major United States cities. Pan Am initiated flight service on September 26, 1996. Pan Am common stock began trading on the American Stock Exchange on September 24, 1996 and trades under the symbol PAA. The closing price of Pan Am common stock on February 18, 1997 was $8.063 per share.

         Purchasers who purchase Common Stock in the Offering will not acquire any ownership interest whatsoever in any of the other "blank check" companies to which the officers and directors of this Company have been involved. The inclusion of the information regarding these companies does not imply that the Company will have similar results with respect to the time period taken to consummate a Business Combination or the relative success or failure of the Acquired Business following such Business Combination. Investors in this Offering should not assume that they will experience returns, if any, comparable to those experienced by investors in such other "blank check" companies. There can be no assurance that the Company will be able to effect a Business Combination or that the type of business or the performance of the Acquired Business, if any, will be similar to that of other "blank check" companies to which the officers and directors of the Company have been involved.

SOURCES OF ACQUIRED BUSINESSES

         The Company anticipates that it will make contact with business prospects primarily through the efforts of its officers, who will meet personally with existing management and key personnel, visit and inspect material facilities, assets, products and services belonging to such prospects, and undertake such further reasonable investigation as management deems appropriate. The Company anticipates that certain Acquired Business candidates may be brought to its attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources. While the Company does not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, the Company may engage such firms in the future, in which event the Company may pay a finder's fee or other compensation. Such finder may be required to be registered as, among other things, an agent or broker-dealer under the laws of certain jurisdictions. In no event, however, will the Company pay a finder's fee or commission to officers or directors of the Company or any entity with which they are affiliated for such services except, the Representative in the event it assists the Company during the five-year period commencing on the date hereof in connection with the introduction of a prospective Acquired Business with which a Business Combination is ultimately consummated. See "Management of the Company -- Conflicts of Interest."

COMPETITION

         The Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well-established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, marketing, technical, personnel and other resources than the Company and there can be no assurances that the Company will have the ability to compete successfully. Inasmuch as the Company may not have the ability to compete effectively with its competitors in selecting a prospective Acquired Business, the Company may be compelled to evaluate certain less attractive prospects. There can be no assurances that such prospects will permit the Company to meet its stated business objective. Further, the Company's obligation to seek shareholder approval of a Business Combination may delay the consummation of a transaction; and the Company's obligation in certain circumstances to convert into cash, shares of Common Stock held by Public Shareholders (as a result of a Redemption Offer) may reduce the resources available to the Company for a Business Combination or for other corporate purposes. Either of these obligations may place the Company at a competitive disadvantage in successfully negotiating a Business Combination. Management believes, however, that the Company's status as a public entity and its potential access to the United States public equity markets may give the Company a competitive advantage over privately-held entities having a similar business objective to that of the Company in acquiring an Acquired Business with significant growth potential on favorable terms. See "Risk Factors."

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF ACQUIRED BUSINESS

         In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to intense competition from competitors of the Acquired Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Acquired Business cannot presently be ascertained. There can be no assurances that, subsequent to a Business Combination, the Company will have the resources to compete effectively, especially to the extent that the Acquired Business is in a high-growth industry.

REDEMPTION RIGHTS

         At the time the Company seeks shareholder approval of any potential Business Combination, the Company will offer each of the Public Shareholders who vote against the proposed Business Combination and affirmatively request redemption, for a specified period of time of not less than 20 days, to redeem all, but not a portion of, their Public Shares, at a per share price equal to the Company's liquidation value on the Record Date divided by the number of Public Shares held by all of the Public Shareholders. The Redemption Offer will be described in detail in the disclosure documentation relating to the proposed Business Combination. The Company's liquidation value will be equal to the Company's Liquidation Value (the Company's book value, as determined by the Company and audited by the Company's independent public accountants) (which amount will be less than the initial public offering price per share of Common Stock in this Offering in view of the expenses of this Offering, salaries and expenses paid and the anticipated expenses which will be incurred in seeking a Business Combination), calculated as of the Record Date. In no event, however, will the Company's Liquidation Value be less than the Escrow Fund, inclusive of any net interest income thereon. If the holders of less than 30% of the Public Shares held by the Public Shareholders elect to have their shares of Common Stock redeemed, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will redeem Public Shares, based upon the Company's Liquidation Value, from those Public Shareholders who affirmatively requested such redemption and who voted against the Business Combination. The determination as to whether the Company proceeds with a Business Combination ultimately rests with the Company. HOWEVER, IF THE HOLDERS OF 30% OR MORE OF THE PUBLIC SHARES HELD BY PUBLIC SHAREHOLDERS VOTE AGAINST APPROVAL OF ANY POTENTIAL BUSINESS COMBINATION, THE COMPANY WILL NOT PROCEED WITH SUCH BUSINESS COMBINATION AND WILL NOT REDEEM SUCH SHARES OF COMMON STOCK. If the Company determines not to pursue a Business Combination, even if the holders of less than 30% of the Public Shares held by Public Shareholders vote against approval of the potential Business Combination, no Public Shares will be redeemed.

FACILITIES

         The Company maintains its executive offices in approximately 1,445 square feet of office space located at 327 Plaza Real, Suite 319, Boca Raton, Florida, 33432, pursuant to a two-year lease agreement with Crocker Downtown Development Associates, at an approximate cost per month of $2,000. The Company considers its current office space adequate for its current operations.

EMPLOYEES

         As of the date of this Prospectus, the Company's employees consist of its executive officers, of whom each of Messrs. Frost and Hanna intend to devote approximately 50% of their working time to the affairs of the Company and Messrs. Baxter and Rosenberg intend to devote approximately 10% of their working time to the affairs of the Company. Additionally, the Company has hired one employee in an administrative capacity.

                           MANAGEMENT OF THE COMPANY

EXECUTIVE OFFICERS AND DIRECTORS

The current executive officers and directors of the Company are as follows:

NAME                                               AGE              POSITION
--------------------------------------------------------------------------------------------------------
Richard B. Frost                                   48               Chief Executive Officer,
                                                                    Chairman of the Board of Directors

Mark J. Hanna                                      49               President, Director

Donald H. Baxter                                   53               Vice President, Secretary, Director

Marshal E. Rosenberg, Ph.D.                        60               Vice-President, Treasurer, Director

___________________

         Richard B. Frost has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception. Mr. Frost was the Chief Executive Officer and Chairman of the Board of Directors of Frost Hanna Mergers from October 1993 until the Pan Am Business Combination in September 1996. Mr. Frost remains a member of the Pan Am Board of Directors. Mr. Frost was the Chief Executive Officer and Chairman of the Board of Directors of Frost Hanna Acquisition from April 1993 until the Kids Mart Business Combination in January 1996, at which time Mr. Frost resigned from such positions. From June 1992 to May 1994, Mr. Frost held similar positions at Frost Hanna Halpryn until the Sterling Business Combination. From February 1992 through May 1992, Mr. Frost was Regional Director of GKN Securities Corp., a broker- dealer ("GKN"), where his responsibilities included the recruitment and training of GKN brokerage personnel located or to be located in Florida. From May, 1982 through February, 1992, Mr. Frost was a Vice President and Branch Manager of Dean Witter Reynolds, a broker-dealer, where his responsibilities included the management and day-to-day operations of the West Boca Raton and Lighthouse Point, Florida, branch offices of such brokerage firm. Mr. Frost is currently a member of the Board of Directors of Continucare, a Florida corporation engaged in the development and management of mental and physical rehabilitation health care programs.

         Mark J. Hanna has been the President and a member of the Board of Directors of the Company since its inception. Mr. Hanna was the President and a member of the Board of Directors of Frost Hanna Mergers from October 1993 until the Pan Am Business Combination in September 1996. Mr. Hanna remains a member of the Pan Am Board of Directors. Mr. Hanna was the President and a member of the Board of Directors of Frost Hanna Acquisition from April 1993 until January 1996, whereupon Mr. Hanna resigned from such positions following the Kids Mart Business Combination. Mr. Hanna held similar positions at Frost Hanna Halpryn from June 1992 until the Sterling Business Combination in May 1994. From February, 1992 through May, 1992, Mr. Hanna was a registered representative with GKN. From January, 1992 through February, 1992, Mr. Hanna was a registered representative with Barron Chase Securities, Inc. From September 1990, through January, 1992, Mr. Hanna was a registered representative with Prudential Bache Securities, Inc. From August, 1982 through June, 1985, Mr. Hanna was First Vice President, Investments, at the Fort Lauderdale office of Drexel Burnham Lambert Incorporated. From July, 1985 through September, 1990, Mr. Hanna was Chief Executive Officer and principal shareholder of GGH Consulting, Inc., a firm engaged in providing financial consulting services. From September, 1985 through December, 1988, Mr. Hanna was a director of Biocontrol, Technology, Inc. (f/k/a Coratomic, Inc.), a public company engaged at that time in the manufacture and sale of cardiac pacemakers and heart valves ("Biocontrol"). From September, 1986 through March, 1987, Mr. Hanna was the Chief Operating Officer of Biocontrol. Mr. Hanna is currently a member of the Board of Directors of Continucare.

         Donald H. Baxter has been Vice-President, Secretary and a member of the Board of Directors of the Company since its inception. Mr. Baxter was the Vice-President, Secretary and a member of the Board of Directors of Frost Hanna Mergers from October 1993 until the Pan Am Business Combination in September 1996. Mr. Baxter was the Vice President, Secretary and a member of the Board of Directors of Frost Hanna Acquisition from April 1993 until the Kids Mart Business Combination in January 1996. During the past five years, Mr. Baxter has been the President of Baxter Financial Corporation, an investment advisory firm, and President and Chairman of the Board of Directors of the Philadelphia Fund and Eagle Growth, mutual funds which are registered under the Investment Company Act of 1940.

         Marshal E. Rosenberg, Ph.D. has been a member of the Board of Directors of the Company since its inception. Mr. Rosenberg was the Vice President, Treasurer and a member of the Board of Directors of Frost Hanna Mergers from October 1993 until the Pan Am Business Combination in September 1996. Mr. Rosenberg was the Vice President, Secretary and a member of the Board of Directors of Frost Hanna Acquisition from April 1993 until the Kids Mart Business Combination in January 1996. Mr. Rosenberg was a director of Frost Hanna Halpryn from June 1992 until shortly following the Sterling Business Combination when he resigned in December 1994. During the past five years, Mr. Rosenberg has been the President, Chairman and sole shareholder of The Marshal E. Rosenberg Organization, Inc., Coral Gables, Florida, a firm engaged in the sale of life, health and disability insurance. Mr. Rosenberg is an investor in numerous private enterprises, engaged in, among other things, real estate development and retail sales. He served as a member of the Board of Directors and member of the Executive Committee of the former Intercontinental Bank, Miami, Florida. In addition, Mr. Rosenberg is a member of the faculty at the University of Miami School of Business.

EXECUTIVE COMPENSATION

         The Company was incorporated in February 1996. Pursuant to employment agreements, Messrs. Frost and Hanna each receive $10,000 monthly for salary and $1,000 monthly for non-accountable expense allowance. Further, all officers and directors of the Company shall receive accountable reimbursement for any reasonable business expenses incurred in connection with activities on behalf of the Company. The proceeds placed in the Escrow Fund (including any interest earned thereon) shall not be used by the Company to pay salaries to Messrs. Frost or Hanna or to reimburse the Company's officers and directors for expenses incurred by such persons on behalf of the Company. No funds (including any interest earned thereon) will be disbursed from the Escrow Fund for reimbursement of expenses. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than the Board of Directors, all of the members of which are officers. In the event the Company requires in excess of 20% of the Net Proceeds for operations, Messrs. Frost and Hanna have undertaken to defer their salaries and non-accountable expense allowance until the consummation of a Business Combination. None of the Company's current executive officers or directors or their respective affiliates will receive any consulting or finder's fees in connection with a Business Combination.
Further, other than pursuant to the employment agreements, none of such persons will receive any other payments or assets, tangible or intangible, unless received by all other shareholders on a proportionate basis. See "Use of Proceeds" and "Certain Transactions."

REIMBURSEMENT OF EXPENSES

         No funds (including any interest earned thereon) will be disbursed from the Escrow Fund for the reimbursement of expenses incurred by the Company's officers and directors on behalf of the Company. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than the Company's Board of Directors, all of the members of which are presently officers of the Company. See "Use of Proceeds" and "Certain Transactions."

KEY MAN INSURANCE

         The Company has obtained $1,000,000 "key man" policies insuring each of the lives of Messrs. Frost and Hanna. There can be no assurances that such "key man" insurance will be maintained at reasonable rates, if at all. Nevertheless, the Representative has required the Company to maintain life insurance on the lives of Messrs. Frost and Hanna for a period of three years or until an earlier Business Combination is effected. The loss, incapacity or unavailability of any of Messrs. Frost and Hanna at the present time or in the foreseeable future, before a qualified replacement was obtained, could have a material adverse effect on the Company's operations. See "Risk Factors" and "Certain Transactions." This adverse effect would be enhanced if a death of either Messrs. Frost or Hanna occurs at a time when no life insurance on such person's life was being maintained.

CONFLICTS OF INTEREST

         None of the Company's key personnel are required to commit their full time to the affairs of the Company and, accordingly, such personnel may have conflicts of interest in allocating management time among various business activities. Certain of these key personnel may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by the Company. Messrs. Frost and Hanna are each currently directors of Pan Am and Continucare. Mr. Rosenberg is an investor in numerous private enterprises, engaged in, among other things, real estate development and retail sales, which business interests may conflict with those of an Acquired Business. Mr. Baxter is the President of Baxter Financial Corporation, an investment advisory firm, and the President and Chairman of the Philadelphia Fund and Eagle Growth Shares, mutual funds registered under the Investment Company Act of 1940. Certain activities which may be performed by such individuals in connection with their other business affiliations may be deemed competitive with the business of the Company.

         In the course of their other business activities, including private investment activities, Messrs. Frost, Hanna, Baxter and Rosenberg may become aware of investment and business opportunities which may be appropriate for presentation to the Company as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of corporations are required to present certain business opportunities to such corporations. Accordingly, as a result of multiple business affiliations, Messrs. Frost, Hanna, Baxter and Rosenberg may have similar legal obligations relating to presenting certain business opportunities to multiple entities. In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the Board of Directors with respect to the foregoing criteria. There can be no assurances that any of the foregoing conflicts will be resolved in favor of the Company. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of Messrs. Frost, Hanna, Baxter and Rosenberg have agreed to present to the Company for its consideration, prior to presentation to any other entity, any prospective Acquired Business which is appropriate for the Company to consider and which prospective Acquired Business participates in an industry dissimilar to any of the industries to which such individuals have corporate affiliations. It should be further noted, that the Company shall not consider Business Combinations with entities owned or controlled by officers, directors, greater than 10% shareholders of the Company or any person who directly or indirectly controls, is controlled by or is under common control with the Company. The Company may consider Business Combinations with entities owned or controlled by persons other than those persons described above. There can be no assurances that any of the foregoing conflicts will be resolved in favor of the Company. See "Proposed Business -- 'Blank Check' Offering" and "-- Selection of an Acquired Business and Structuring of a Business Combination."

         Pursuant to an agreement among each of Messrs. Frost, Hanna, Baxter and Rosenberg and the Company, such persons will not actively negotiate for or otherwise consent to the disposition of any portion of their Common Stock as a condition to or in connection with a Business Combination. Further, the Company shall not borrow funds to be used directly or indirectly to (i) purchase any shares of the Company's Common Stock owned by management of the Company; or (ii) make payments to the Company's promoters, management or their affiliates or associates.

         In connection with a Business Combination, the Company shall not cause any securities of the Company to be sold by any officers, directors, greater than 10% shareholders or persons who may be deemed promoters of the Company except as may otherwise be made in permitted market transactions without affording all shareholders of the Company a similar opportunity.

         All members of the Company's current Board of Directors are significant shareholders of the Company and will own, in the aggregate, approximately 35% of the outstanding Common Stock following the Offering (33% if the over-allotment option is exercised). Additionally, following the Offering, the Representative will have the right to appoint one member to the Company's Board of Directors until a Business Combination is effectuated utilizing at least a majority of the proceeds of the Offering.

         Kenneth Orr, Chairman of the Board, Chief Executive Officer and the principal shareholder of the Representative, is indirectly related to Richard Frost, the Chairman of the Board, Chief Executive Officer and a principal shareholder of the Company.


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of the date hereof and as adjusted to reflect the sale of the Common Stock offered hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock; (ii) each director; and (iii) all officers and directors as a group:

                                                                         Approximate Percentage
                                           Amount and                 of Outstanding Common Stock
                                           Nature of                  ---------------------------
                                           Beneficial                 Before         After
                                           Ownership (1)             Offering        Offering (2)
                                           -------------             --------        ------------
Richard B. Frost                                   362,000             24%               11%
327 Plaza Real
Suite 319
Boca Raton, FL 33432

Mark J. Hanna                                      362,000             24%               11%
327 Plaza Real
Suite 319
Boca Raton, FL 33432

Marshal E. Rosenberg, Ph.D.(3)                     300,000             20%                9%
2333 Ponce de Leon Blvd.
Suite 314
Coral Gables, FL 33134

Donald H. Baxter                                   100,000              7%                3%
327 Plaza Real
Suite 319
Boca Raton, FL 33432


All Officers and Directors                       1,124,000             75%               35%
as a Group (4 persons)


__________________________________

(1) Unless otherwise noted, all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. No persons named in the table are acting as nominees for any persons or are otherwise under the control of any person or group of persons.

(2) Assumes no exercise of the (i) over-allotment option; or (ii) Underwriter Options. See "Underwriting."

(3) Does not include 20,000 shares of Common Stock owned by Donald Rosenberg, Mr. Rosenberg's brother, of which Mr. Rosenberg disclaims beneficial ownership.

         The shares of the Company's Common Stock owned as of the date hereof by all of the executive officers and directors of the Company will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the occurrence of a Business Combination. During such escrow period, such executive officers and directors will not be able to sell, or otherwise transfer, their respective shares of Common Stock, but will retain all other rights as shareholders of the Company, including, without limitation, the right to vote such shares of Common Stock.

         Messrs. Frost, Hanna, Baxter and Rosenberg may be deemed to be "promoters" and "parents" of the Company, as such terms are defined under the federal securities laws.


                              CERTAIN TRANSACTIONS

         As of the date of this Prospectus, the Company has issued an aggregate of 1,492,000 shares of Common Stock as follows: 362,000 shares to Richard B. Frost, the Company's Chief Executive Officer and Chairman of the Board of Directors; 362,000 shares to Mark J. Hanna, the Company's President and a member of the Board of Directors; 300,000 shares to Marshal E. Rosenberg, Ph.D., the Company's Vice President, Treasurer and a member of the Board of Directors; 100,000 shares to Donald H. Baxter, the Company's Vice President, Secretary and a member of the Board of Directors, for an aggregate purchase price of $112.40; and 368,000 shares to 13 other persons for an aggregate purchase price of $184,000 or $.50 per share.

         The Company has obtained $1,000,000 "key man" policies insuring each of the lives of Messrs. Frost and Hanna. Such policies were purchased by the Company from The Marshal E. Rosenberg Organization, Inc. (the "Rosenberg Organization"), a firm in which Mr. Rosenberg is an officer, director and sole shareholder. In connection with the purchase by the Company of such policies, the Rosenberg Organization received a payment of approximately $2,700. No further commissions are contemplated to be earned in connection with the purchase of such key man life insurance policies.

         The Company shall not make any loans to any officers or directors following this Offering. Further, the Company shall not borrow funds for the purpose of making payments to the Company's officers, directors, promoters, management or their affiliates or associates.

                           DESCRIPTION OF SECURITIES

GENERAL


         The Company is authorized to issue 100,000,000 shares of Common Stock, par value $.0001 per share. Prior to this Offering, 1,492,000 shares of Common Stock were outstanding, held of record by 18 persons.


COMMON STOCK

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and, except as noted herein, there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereunder, when issued and paid for as set forth in this Prospectus, will be, fully paid and nonassessable.

DIVIDENDS

         The Company has not paid any dividends on its Common Stock to date and does not presently intend to pay cash dividends prior to the consummation of a Business Combination. The payment of cash dividends in the future, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate paying any cash dividends in the foreseeable future.

UNDERWRITER WARRANTS

         In connection with this Offering, the Company has agreed to sell to the Representative, at an aggregate price of $170, warrants to purchase up to 170,000 shares of Common Stock (the "Stock Purchase Option" or "Underwriter Options"). The Underwriter Options are exercisable at a price of $9.30 per share (155% of offering price) for a period commencing one year, and ending five years, after the date of this Prospectus. In addition, the holders of the Underwriter Options will have certain registration rights with respect to the shares of Common Stock underlying the Underwriter Options.

SECURITIES EXCHANGE ACT OF 1934

         The Company has agreed, contemporaneous with the sale of the shares of Common Stock, that it will file an application with the Commission to register its Common Stock under the provisions of Section 12(g) of the Exchange Act, and that it will use it best efforts to continue to maintain such registration for a minimum of five years from the date of this Prospectus. Such registration will require the Company to comply with periodic reporting, proxy solicitations and certain other requirements of the Exchange Act. If the Company seeks shareholder approval of a Business Combination at such time as the Company's securities are registered pursuant to Section 12(g) of the Exchange Act, the Company's proxy solicitation materials required to be transmitted to shareholders may be subject to prior review by the Securities and Exchange Commission. Under the federal securities laws, public companies must furnish certain information about significant acquisitions, which information may require audited financial statements of an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, if a prospective Acquired Business did not have available and was unable to reasonably obtain the requisite audited financial statements, the Company could, in the event of consummation of a Business Combination with such company, be precluded from (i) any public financing of its own securities for a period of as long as three years, as such financial statements would be required to undertake registration of such securities for sale to the public; and (ii) registration of its securities under the Exchange Act. Consequently, it is unlikely that the Company would seek to consummate a Business Combination with such an Acquired Business. See "Risk Factors."

CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES OF INCORPORATION

         The Company's Articles of Incorporation provide, among other things, that (i) officers and directors of the Company will be indemnified to the fullest extent permitted under Florida law; and (ii) the Company has elected not to be governed by the Anti-Takeover Sections, namely Sections 607.0901 and
607.0902 of the Florida Business Corporation Act and other laws relating thereto.

         Because of the Company's election not to be governed by the Anti-Takeover Sections, the Company will not be subject to the provisions of Florida law which provide that certain transactions between the Company and an "interested shareholder" or any affiliate of the "interested shareholder" be approved by two-thirds of the Company's outstanding shares. An "interested shareholder" as defined in Section 607.0901 of the Florida Business Corporation Act is any person who is the beneficial owner of more than 10% of the outstanding shares of the company who is entitled to vote generally in the election of directors. In addition, because of the Company's election not to be governed by the Anti-Takeover Sections, the Company will not have the alleged assistance against unfriendly take-over attempts purportedly provided by that statute.

TRANSFER AGENT

         The transfer agent for the Company's Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.


                        SHARES ELIGIBLE FOR FUTURE SALE

         Upon the consummation of this Offering, (without giving effect to the exercise of the over-allotment option or the Underwriter Options), the Company will have 3,192,000 shares of Common Stock outstanding. Of these shares, the 1,700,000 shares sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to limitations of Rule 144 promulgated by the Commission under the Securities Act. All of the remaining 1,492,000 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering. None of such shares will be eligible for sale under Rule 144, as currently in effect, prior to September 13, 1997. In addition, the shares of Common Stock owned as of the date hereof by Messrs. Frost, Hanna, Baxter and Rosenberg (an aggregate of approximately 75% of the outstanding Common Stock prior to this Offering) will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the occurrence of a Business Combination. During such escrow period, such persons will not be able to sell, or otherwise transfer, their respective shares of Common Stock, but will retain all other rights as shareholders of the Company, including, without limitation, the right to vote such shares of Common Stock. Additionally, the Underwriting Agreement entered into in connection with this Offering provides, among other things, that for a period of thirteen months after the consummation of the Offering or such earlier time that a Business Combination is consummated, neither the Company, nor any officer, director, affiliate or 2% (or greater) shareholder of restricted stock of the Company shall offer, issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of any securities of the Company, without the Representative's prior written consent.

         In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is not quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         Prior to this Offering, there has been no market for the Common Stock, and no prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect the price for the sale of the Company's equity securities in any trading market which may develop.


                                  UNDERWRITING

         The Underwriters named below, represented by First Cambridge Securities Corporation, have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company, and the Company has agreed to sell, the number of shares of Common Stock indicated below opposite their respective names at the initial public offering price less the underwriting discount set forth on the cover page of this Prospectus.

         UNDERWRITER                                                  NUMBER OF SHARES
         -----------                                                  ----------------
First Cambridge Securities Corporation  . . . . . . . . . . . . . .
                                                                    -----------------



         Total  . . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                    =================


         The Underwriters initially propose to offer the Common Stock offered hereby to the public at the public offering price set forth on the cover of this Prospectus, and the Underwriters may allow certain dealers, who are members of the National Association of Securities Dealers, Inc. ("NASD"), concessions of not in excess of $___ per share of Common Stock.

         The Underwriters are committed on a "firm commitment" basis to purchase all 1,700,000 of Common Stock offered hereby, if any, are purchased. The Underwriters will not sell the shares of Common Stock to any accounts for which they exercise discretionary authority.

         The Company has granted an option to the Underwriters, exercisable during the 45 day period after the date of this Prospectus, to purchase up to an aggregate of 255,000 additional shares of Common Stock at the public offering price, less the underwriting discounts and commissions. The Underwriters may purchase such shares of Common Stock only to cover over-allotments made in connection with the sale of the shares of Common Stock offered hereby.

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act.

         The Company has agreed to pay the Underwriters a non-accountable expense allowance of 3% of the aggregate offering price of the shares of Common Stock offered hereby (including any shares purchased pursuant to the Underwriters' over-allotment option), of which $35,000 has been paid to date.

         The Company has also agreed to sell to the Underwriters or their designees, the Underwriters' Options to purchase 170,000 shares of Common Stock at a price of $.001 per option. The Underwriters' Options will be exercisable for a period of four years, commencing one year after the date this Offering is consummated. The exercise price of the Underwriters' Options is equal to 155% of the initial public offering price per share of Common Stock.

         The Company has agreed that it will, on any one occasion during the four-year period commencing one year from the date hereof, register the Underwriters' Options and the underlying securities, at the Company's expense, at the request of holders of a majority of the shares of Common Stock issuable upon exercise of the shares of Common Stock underlying the Underwriters' Options. The Company has also agreed, during the six year period commencing one year from the date hereof, to certain "piggy-back" registration rights for holders of the Underwriters' Options and the underlying securities.

         For the life of the Underwriters' Options, the holders are given, at nominal cost, the opportunity to profit upon exercise from a rise in the market price for the Common Stock of the Company without assuming the risk of ownership, with a resulting dilution in the interest of other security holders upon exercise of such options. As long as the Underwriters' Options remain outstanding and unexercised, the terms under which the Company could obtain additional capital may be adversely affected. Moreover, the holders of the Underwriters' Options might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the Underwriters' Options. Additionally, if the Underwriters should exercise their registration rights to effect a distribution of the Underwriters' Options or underlying securities, the Underwriters, prior to and during such distribution, may be unable to make a market in the Company's securities. If the Underwriters must cease making a market in the Company's securities, the market and market price for the securities may be adversely affected and holders of the securities may be unable to sell the securities.

         The Company has also agreed pursuant to the Underwriting Agreement that for a period of time from the date hereof until such time as the Company consummates a Business Combination, the Company shall use its best efforts to cause one individual selected by the Representative to be elected to the Board of Directors of the Company, provided that such person is reasonably acceptable to the Company. Alternatively, the Representative shall be entitled to designate a senior advisor to the Company who shall be invited to and be entitled to attend, all meetings of the Board of Directors. Pursuant to the Underwriting Agreement, the Company and the Representative have further agreed to enter into an agreement that provides that if the Representative, during the five-year period commencing on the date hereof, originates a financial transaction such as a merger, acquisition or joint venture to which the Company is a party, the Representative shall be entitled to receive 5% of the first $5,000,000 and 2 1/2% of the amount of the excess, if any, over $5,000,000 of the consideration paid in connection with business transactions between the Company and the entity introduced to the Company by the Representative.

         The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement and related documents, copies of which are on file at the offices of the Underwriters, the Company and the Commission.

         The public offering price of the Common Stock has been determined by arms' length negotiation between the Company and the Representative and is not necessarily related to the Company's value, net worth, or any other established criteria of value. Officers and directors of the Company may introduce the Representative to persons to consider this Offering either through the Representative, other Underwriters or through participating broker-dealers. In this connection, officers and directors will not receive any commissions or any other compensation.

         The Representative was incorporated on November 20, 1987. Since its incorporation, the Representative has participated in only five initial public offerings of equity securities as an underwriter and has acted as lead manager once and as co-manager for four of the offerings. These initial public offerings were conducted between May 1995 and November 1996. The Offering is the second public offering in which the Representative has acted as lead manager. Prospective purchasers of Common Stock should consider the limited experience of the Representative in evaluating an investment in the Company.

         See also, "Conflicts of Interest."


                               LEGAL PROCEEDINGS

         The Company is not a party to, nor is it aware of, any threatened litigation of a material nature.


                                 LEGAL MATTERS

         Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Miami, Florida, 33130, has rendered an opinion (which is filed as an exhibit to the Registration Statement of which this Prospectus is a part) to the effect that the shares of Common Stock, when issued and paid for as described herein, will constitute legally issued securities of the Company, fully paid and non-assessable. Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, New York, 10017, has acted as counsel to the Underwriters in connection with this Offering.


                                    EXPERTS

         The financial statements included in this Prospectus have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report which includes an explanatory paragraph that describes that the Company's ability to commence operations is contingent upon obtaining adequate financial resources through a contemplated public offering, or otherwise, which raises substantial doubt about the Company's ability to continue as a going concern. Further, the financial statements do not include any adjustments relating to the recoverability of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company or such Common Stock, reference is made to such Registration Statement and the exhibits and schedules thereto, certain portions of which are omitted from this Prospectus as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus regarding the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

         Upon completion of the Offering, the Company will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the Commission. Such reports and other information, as well as the Registration Statement and the exhibits and schedules thereto, may be inspected, without charge, at the public reference facility maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information is also available on the internet at http:\\www.sec.gov.

         The Company intends to furnish its shareholders with annual reports containing audited financial statements examined and reported upon, with an opinion expressed by independent certified public accountants, and quarterly reports containing unaudited financial information for the first three quarters of each year.

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Frost Hanna Capital Group, Inc.:

We have audited the accompanying balance sheet of Frost Hanna Capital Group, Inc. (a Florida corporation in the development stage) as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the period from inception (February 2, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frost Hanna Capital Group, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the period from inception (February 2, 1996) to December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's ability to commence operations is contingent upon obtaining adequate financial resources through a contemplated public offering, or otherwise, which raises substantial doubt about its ability to continue as a going concern. If unsuccessful, the Company may be unable to continue in its present form. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.



ARTHUR ANDERSEN LLP


Miami, Florida,
 March 14, 1997.

                       FROST HANNA CAPITAL GROUP, INC.

                    (A Development Stage Corporation)

                                BALANCE SHEET

                                                                December 31,
                                                                   1996
                                                                ------------
                                   ASSETS
                                   ------
CURRENT ASSETS:
  Cash and cash equivalents                                        $ 91,818
PROPERTY AND EQUIPMENT, net
 of accumulated depreciation of $212                                  2,968

DEFERRED REGISTRATION COSTS                                         129,785
                                                                  ---------
    Total assets                                                  $ 224,571
                                                                  =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


CURRENT LIABILITIES:
  Accrued expenses                                                $  14,118
  Accrued registration costs                                         94,785
  Accrued officers' salaries                                         44,000
                                                                  ---------
    Total current liabilities                                       152,903
                                                                  ---------
COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY:
  Common stock, $.0001 par value, 100,000,000 shares
    authorized, 1,492,000 shares issued and outstanding                 149

  Additional paid-in capital                                        183,963
  Deficit accumulated during development stage                     (112,444)
                                                                  ---------
    Total stockholders' equity                                       71,668
                                                                  ---------
    Total liabilities and stockholders' equity                    $ 224,571
                                                                  =========




     The accompanying notes to financial statements are an integral part of this balance sheet.

                       FROST HANNA CAPITAL GROUP, INC.

                      (A Development Stage Corporation)

                           STATEMENT OF OPERATIONS

                                                              For the Period
                                                              From Inception
                                                            (February 2, 1996)
                                                           to December 31, 1996
                                                           --------------------
REVENUES                                                        $       -
                                                                ----------

EXPENSES:
  Officers' salaries                                                77,000
  General and administrative                                        36,309
                                                                ----------
    Total operating expenses                                       113,309

INTEREST INCOME                                                        865
                                                                ----------
    Net loss                                                    $ (112,444)
                                                                ==========
NET LOSS PER COMMON SHARE                                       $    (0.08)
                                                                ==========

WEIGHTED AVERAGE NUMBER OF COMMON AND
  COMMON EQUIVALENT SHARES OUTSTANDING                           1,492,000
                                                                ==========



     The accompanying notes to financial statements are an integral part of this statement.

                       FROST HANNA CAPITAL GROUP, INC.

                      (A Development Stage Corporation)

                      STATEMENT OF STOCKHOLDERS' EQUITY

              FOR THE PERIOD FROM INCEPTION (FEBRUARY 2, 1996)

                             TO DECEMBER 31, 1996




                                                                                            Deficit
                                                                                          Accumulated
                                                       Common Stock         Additional    During the
                                                   --------------------       Paid-In     Development
                                                    Shares        Amount      Capital         Stage          Total
                                                   ---------      ------      --------      ---------      ----------
Sale of common stock to promoters                  1,124,000       $112       $   --        $    --         $     112
Sale of common stock                                 368,000         37        183,963           --           184,000
Net loss for the period from inception
 (February 2, 1996) to December 31, 1996                 --         --            --         (112,444)       (112,444)
                                                   ---------       ----       --------      ---------       ---------
BALANCE, December 31, 1996                         1,492,000       $149       $183,963      $(112,444)      $  71,668
                                                   =========       ====       ========      =========       =========


     The accompanying notes to financial statements are an integral part of this statement.

                        FROST HANNA CAPITAL GROUP, INC.

                      (A Development Stage Corporation)

                           STATEMENT OF CASH FLOWS



                                                               For the Period
                                                               From Inception
                                                             (February 2, 1996)
                                                            to December 31, 1996
                                                            --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                       $(112,444)
  Depreciation                                                         212
  Change in certain assets and liabilities-
    Increase in accrued expenses                                    14,118
    Increase in accrued officers' salaries                          44,000
                                                                 ---------
        Net cash used for operating activities                     (54,114)
                                                                 ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                              (3,180)
                                                                 ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                           184,112
  Deferred registration costs                                      (35,000)
                                                                 ---------
        Net cash provided by financing activities                  149,112
                                                                 ---------
        Net increase in cash                                        91,818

CASH AND CASH EQUIVALENTS, beginning of period                         --
                                                                 ---------
CASH AND CASH EQUIVALENTS, end of period                         $  91,818
                                                                 =========
SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:
  Accrued deferred registration cost                             $  94,785
                                                                 =========


     The accompanying notes to financial statements are an integral part of this statement.

                       FROST HANNA CAPITAL GROUP, INC.

                      (A Development Stage Corporation)

                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1996

(1) GENERAL:

Frost Hanna Capital Group, Inc. (the "Company") was formed on February 2, 1996 to seek to effect a merger, exchange of capital stock, asset acquisition or similar business combination (a "Business Combination") with an operating or development stage business (an "Acquired Business"). The Company is currently in the development stage and is in the process of raising capital. All efforts of the Company to date have been limited to organizational activities.

The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a contemplated public offering (the "Proposed Offering") or otherwise (see Note 3).

The Proposed Offering can be considered a "blank check" offering. Blank check offerings are characterized by an absence of substantive disclosures related to the use of the net proceeds of the offering. Although substantially all of the net proceeds of the Proposed Offering are intended to be utilized to effect a Business Combination, the net proceeds are not being designated for any more specific purpose. Moreover, since the Company has not yet identified an acquisition target, investors in the Proposed Offering will have virtually no substantive information available for advance consideration of any Business Combination. (See "Risk Factors" in the forepart of the SB-2 Registration Statement for additional information.)

Upon completion of the Proposed Offering, 80% of the net proceeds therefrom will be placed in an interest bearing escrow account (the "Escrow Fund"), subject to release upon the earlier of (i) written notification by the Company of its need for all or substantially all of the Escrow Fund for the purpose of implementing a Business Combination, or (ii) the exercise by certain shareholders of the Redemption Offer (as hereinafter defined). Any interest earned on the Escrow Fund shall remain in escrow and be used by the Company either (i) following a Business Combination in connection with the operations of an Acquired Business or (ii) in connection with the distribution to the shareholders through the exercise of the Redemption Offer or the liquidation of the Company. In the event the Company requires in excess of 20% of the Net Proceeds for operations, Messrs. Richard B. Frost, Chief Executive Officer and Chairman of the Board of Directors; and Mark J. Hanna, President and Director, have undertaken to waive their salaries until the consummation by the Company of a Business Combination. Investors' funds may be escrowed for an indefinite period of time following the consummation of this Offering. Further, there can be no assurances that the Company will ever consummate a Business Combination. In the event of the exercise of the Redemption Offer, investors may only recoup a portion of their investment. The Company currently has no expectation with regard to the Company's plans in the event a Business Combination is not consummated by a certain date.

The Company, prior to the consummation of any Business Combination, will submit such transaction to the Company's shareholders for their approval. In the event, however, that the holders of 30% or more of the shares of the Company's common stock sold in the Proposed Offering which are outstanding vote against approval of any Business Combination, the Company will not consummate such Business Combination. The shares of common stock to be sold in the Proposed Offering may sometimes be referred to as the "Public Shares" and the holders (whether current or future) of the Public Shares are referred to as "Public Shareholders". All of the officers and directors of the Company, who own in the aggregate approximately 75% of the common stock outstanding as of the date hereof, have agreed to vote their respective shares of common stock in accordance with the vote of the majority of the Public Shares with respect to any such Business Combination.

At the time the Company seeks shareholder approval of any potential Business Combination, the Company will offer (the "Redemption Offer") to each of the Public Shareholders who vote against the proposed Business Combination and affirmatively request redemption, for a twenty (20) day period, to redeem all, but not a portion of, their Public Shares, at a per share price equal to the Company's liquidation value on the record date for determination of shareholders entitled to vote upon the proposal to approve such Business Combination (the "Record Date") divided by the number of Public Shares. The Company's liquidation value will be equal to the Company's book value, as determined by the Company, calculated as of the Record Date. In no event, however, will the Company's liquidation value be less than the Escrow Fund, inclusive of any net interest income thereon. If the holders of less than 30% of the Public Shares held by Public Shareholders elect to have their shares redeemed, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will redeem Public Shares, based upon the Company's liquidation value, from those Public Shareholders who affirmatively requested such redemption and who voted against the Business Combination. However, if the holders of 30% or more of the Public Shares held by Public Shareholders vote against approval of any potential Business Combination, the Company will not proceed with such Business Combination and will not redeem such Public Shares. If the Company determines not to pursue a Business Combination, even if the Public Shareholders of less than 30% of the Public Shares vote against approval of the potential Business Combination, no Public Shares will be redeemed.

As a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

The Company is in the development stage, has had no revenues to date and is entirely dependent upon the proceeds of the Proposed Offering to commence operations relating to selection of a prospective Acquired Business. The Company will not receive any revenues, other than interest income, until, at the earliest, the consummation of a Business Combination. In the event that the proceeds of the Proposed Offering prove to be insufficient for purposes of effecting a Business Combination, the Company will be required to seek additional financing. In the event no Business Combination is identified, negotiations are incomplete or no

Business Combination has been consummated, and all of the proceeds of the Proposed Offering other than the Escrow Fund have been expended, the Company currently has no plans or arrangements with respect to the possible acquisition of additional financing which may be required to continue the operations of the Company.

Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    Accounting Estimates-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and Cash Equivalents-

The Company considers all investments with an original maturity of three months or less as of the date of purchase to be cash equivalents.

    Property and Equipment-

Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets ranging from 3 to 5 years.

    Income Taxes-

The Company is in a loss position for both financial reporting and tax purposes. The Company has adopted Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires, among other things, recognition of future tax benefits measured at enacted rates attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities and to tax net operating loss carryforwards to the extent that realization of said benefits is more likely than not. The only item giving rise to such a deferred tax asset or liability is the loss carryforward as a result of the operating loss incurred for the period from inception (February 2, 1996) to December 31, 1996. However, due to the uncertainty of the Company's ability to generate income in the future, the deferred tax asset has been fully reserved.

    Earnings per Common Share-

Pursuant to the Securities and Exchange Commission Staff Accounting Bulletins, common and common equivalent shares issued at prices below the public offering price during the twelve month period prior to a proposed public offering are included in the calculation of earnings per share as if they were outstanding for all periods presented.

Primary and fully diluted earnings per share are the same.

(3) PROPOSED PUBLIC OFFERING OF SECURITIES:

The Proposed Offering calls for the Company to offer for public sale 1,700,000 shares of the Company's common stock, $.0001 par value at an estimated price of $6 per share.

The Company has granted to the underwriters a 45-day option to purchase up to 255,000 additional shares of common stock of the Company at an estimated price of $6 per share, solely to cover over-allotments, if any (the "Over-Allotment Option").

In connection with the Proposed Offering, the Company has agreed to sell to the underwriters (the "Underwriters"), at an aggregate price of $170, warrants (the "Underwriter Options") to purchase up to 170,000 shares of the Company's common stock. The Underwriter Options are exercisable at a price of 155% of the initial public offering price per share for a period commencing one year after, and ending five years after the effective date of the prospectus.

The Company has agreed that it will, on any one occasion during the four-year period commencing one year from the effective date of the prospectus, register the Underwriters' Options and the underlying securities, at the Company's expense, at the request of holders of a majority of the shares of Common Stock issuable upon exercise of the shares of Common Stock underlying the Underwriters' Options. The Company has also agreed, during the six year period commencing one year from the effective date of the prospectus, to certain "piggy-back" registration rights for holders of the Underwriters' Options and the underlying securities.

The Company has also agreed pursuant to the underwriting agreement that for a period of time from the effective date of the prospectus until such time as the Company consummates a Business Combination, the Company shall use its best efforts to cause one individual selected by the managing underwriter ("Representative") to be elected to the Board of Directors of the Company, provided that such person is reasonably acceptable to the Company. Alternatively, the Representative shall be entitled to designate a senior advisor to the Company who shall be invited to and be entitled to attend, all meetings of the Board of Directors. Pursuant to the underwriting agreement, the Company and the Representative have further agreed to enter into an agreement that provides that if the Representative, during the five-year period commencing on the effective date of the prospectus, originates a financial transaction such as a merger, acquisition or joint venture to which the Company is a party, the Representative shall be entitled to receive 5% of the first $5,000,000 and 2 1/2% of the amount of the excess, if any, over $5,000,000 of the consideration paid in connection with business transactions between the Company and the entity introduced to the Company by the Representative.

As of December 31, 1996, the Company has recorded deferred registration costs of $129,785 relating to estimated accounting, legal, underwriting and printing and engraving expenses incurred to date in connection with the Proposed Offering. Upon consummation of the Proposed Offering, these costs will be charged to equity. Should the Proposed Offering prove to be unsuccessful, these costs, as well as any additional expenses incurred, will be charged to operations.

(4) COMMON STOCK:

The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. Upon completion of the Proposed Offering, there will be a minimum of 96,383,000 authorized but unissued shares of common stock available for issuance (after appropriate reserves for the issuance of common stock upon full exercise of the Over-Allotment Option and the Underwriter Options). The Company's Board of Directors has the power to issue any or all of the authorized but unissued common stock without stockholder approval.

The Company currently has no commitments to issue any shares of common stock other than as described in the Proposed Offering; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of common stock are issued, dilution of the interests of the Company's shareholders participating in the Proposed Offering may occur.

(5) RELATED-PARTY TRANSACTIONS:

The Company has obtained $1,000,000 "key man" term policies insuring each of the lives of Messrs. Frost and Hanna. In connection with the purchase of such policies, The Marshal E. Rosenberg Organization, Inc., a firm affiliated with Dr. Rosenberg, a Vice President, Treasurer, Director of the Company received a payment of approximately $2,700.

Kenneth Orr, Chairman of the Board, Chief Executive Officer and the principal shareholder of the Representative, is indirectly related to Richard Frost, the Chairman of the Board, Chief Executive Officer and a principal shareholder of the Company.

Pan Am Corporation, a company in which Messrs. Frost and Hanna currently serve as directors, paid $3,150 of rent for the benefit of the Company.

(6) COMMITMENTS AND CONTINGENCIES:

The Company entered into employment agreements with Messrs. Frost and Hanna commencing on September 15, 1996 and requiring monthly salaries of $10,000 each plus monthly nonaccountable expense allowances of $1,000 each. Pursuant to the employment agreements, payment of salaries and nonaccountable expense allowances accruing during the period from November 1, 1996 to the date of consummation of the Proposed Offering will be deferred and ultimately paid from the proceeds of the Proposed Offering.

The Company shall reimburse its officers and directors for any accountable reasonable expenses incurred in connection with activities on behalf of the Company. There is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than the Board of Directors, all of the members of which are officers.

Commencing on January 15, 1997, the Company moved its executive offices to a new location pursuant to a three-year lease agreement at an approximate cost per month of $2,000.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
  No dealer, salesperson or any other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the Offering covered by this Prospectus. If given or made, such information and representations must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the affairs of the Company or the information set forth in this Prospectus since the date hereof.

                              -------------------

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

Prospectus Summary..................................................      5
The Company.........................................................     10
Risk Factors........................................................     11
Use of Proceeds.....................................................     24
Dilution............................................................     26
Capitalization......................................................     27
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations.........................................     28
Proposed Business...................................................     29
Management of the Company...........................................     38
Principal Shareholders..............................................     41
Certain Transactions................................................     42
Description of Securities...........................................     42
Shares Eligible for Future Sale.....................................     44
Underwriting........................................................     45
Legal Proceedings...................................................     46
Legal Matters.......................................................     47
Experts.............................................................     47
Additional Information..............................................     47
Financial Statements................................................    F-1

                            _______________________

  Until ________, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not partici-pating in this distribution, may by required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                1,700,000 Shares


                        FROST HANNA CAPITAL GROUP, INC.


                                  Common Stock

                                   ----------
                                   PROSPECTUS
                                   ----------

                                First CambridgeTM
                        First Cambridge Securities Corporation


                                _____________, 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution; (iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

         Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Under Section 607.0850, indemnification is authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein Section
607.0850 provides that, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Under Section 607.0850, any indemnification, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination by the corporation in a specific case, Section 607.0850 permits a director, officer, employee or agent of the corporation who is or was a party to a proceeding to apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

         Section 607.0850 also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

         The Registrant's articles of incorporation provide that it shall indemnify its officers and directors and former officers and directors to the full extent permitted by law.

         The Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides for indemnification by the Underwriter of the Registrant's directors, officers and controlling persons against certain liabilities that may be incurred in connection with the offering, including liabilities under the Securities Act of 1933, as amended.


ITEM 25.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is a list of the estimated expenses (other than underwriting discounts and commissions and the Representative's non-accountable expense allowance) to be paid by the Registrant in connection with the issuance and distribution of the securities being registered herein.

SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . .           $3,895.15
NASD Filing Fee   . . . . . . . . . . . . . . . . . . . . . . . .            1,500.00
NASDAQ National Market Quotation Fee  . . . . . . . . . . . . . .            5,000.00
Legal Fees and Expenses*  . . . . . . . . . . . . . . . . . . . .           75,000.00
Registrar and Transfer Agent Fees and Expenses* . . . . . . . . .            5,000.00
Accounting Fees and Expenses* . . . . . . . . . . . . . . . . . .           25,000.00
Printing and Engraving Expenses*  . . . . . . . . . . . . . . . .           15,000.00
Blue Sky Qualification Fees and Expenses  . . . . . . . . . . . .           10,000.00
Miscellaneous     . . . . . . . . . . . . . . . . . . . . . . . .            4,104.85
                                                                          -----------
                 Total *  . . . . . . . . . . . . . . . . . . . .         $144,500.00
                                                                          ===========

__________________
* Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         The following sets forth information relating to all securities of the Registrant sold by it since February 2, 1996, the date of the Registrant's inception:


                                              DATE OF                                     CONSIDERATION
                        NAME                  ISSUANCE                SHARES                 PER SHARE
 --------------------------------------  -------------------       ---------------       -----------------
 3800 Plaza St., Inc.                    October 6, 1996                 80,000                  $.50
 Baxter, Donald H.                       September 13, 1996             100,000                  $.0001
 Fernandez, Charles                      October 6, 1996                 20,000                  $.50
 Frost, Joel                             October 6, 1996                  4,000                  $.50
 Frost-Nevada, Limited Partnership       October 6, 1996                100,000                  $.50
 Frost, Richard                          September 13, 1996             362,000                  $.0001
 Funk, Teresa                            October 6, 1996                  2,000                  $.50
 GAR Enterprises                         December 20, 1996               80,000                  $.50
 Grout, Dianna                           October 6, 1996                  1,500                  $.50
 Hanna, Mark J.                          September 13, 1996             362,000                  $.0001
 Jomaric Inc.                            October 6, 1996                  5,000                  $.50
 Lu, Emily                               October 6, 1996                  9,000                  $.50
 NAFA Equities                           October 6, 1996                  5,000                  $.50
 Orchard Investments Inc.                October 6, 1996                 10,000                  $.50
 Rosenberg, Ph.D., Marshall E.           September 13, 1996             300,000                  $.0001
 Rosenberg, Donald                       October 6, 1996                 20,000                  $.50
 Topper, Linda                           October 6, 1996                  1,500                  $.50
 Wolf, Marie                             October 6, 1996                 30,000                  $.50


         Exemption from registration under the Securities Act of 1933, as amended (the "Act"), is claimed for the sales of Common Stock referred to above in reliance upon the exemption afforded by Section 4(2) and 3(b) of the Act for transactions not involving a public offering. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records thereagainst. None of these sales involved participation by an underwriter or a broker-dealer.

ITEM 27.  EXHIBITS

         The following is a list of Exhibits filed herewith as part of the Registration Statement:

Exhibits         Description

     1.1         Form of Underwriting Agreement*

     3.1         Articles of Incorporation of the Registrant*

     3.2         Bylaws of the Registrant*

     4.1         Form of Common Stock Certificate*

Exhibits         Description


     4.2 Form of Warrant Agreement between Frost Hanna Capital Group, Inc. and the Representatives (including the form of Representatives' Warrant Certificate)*

     5.1 Form of Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.*

    10.1 Form of Escrow Agreement by and between the Registrant and Fiduciary Trust International of the South*

    10.2         Form of Escrow Agreement by and among Registrant, Richard B.
                 Frost, Mark J. Hanna, Marshal E. Rosenberg, Ph.D., Donald H. Baxter and American Stock Transfer & Trust Company*

    10.3 Form of Letter Agreement concerning conflicts of interests, finder's fees, negotiation for sale of management shares and relating to the vote by certain present shareholders of Registrant on a Business Combination.*

    10.4 Form of Employment Agreement dated as of September 13, 1996, by and between Registrant and Richard B. Frost.*


    10.5 Form of Employment Agreement dated as of September 13, 1996, by and between Registrant and Mark J. Hanna*

    10.6 Form of Consulting Agreement dated as of December ___, 1996, by and between Registrant and Representatives*

    10.7 Form of Letter Agreement relating to redemption rights and other issues by the present shareholders of Registrant*

    23.1 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included with Exhibit 5.1 to this Registration Statement)

    23.2         Consent of Arthur Andersen LLP

    24.1         Power of Attorney*


------------------

    * Previously filed

ITEM 28.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such name as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Boca Raton, State of Florida, on March 24, 1997.

                                        FROST HANNA CAPITAL GROUP, INC.



                                        By:  /s/ Mark J. Hanna
                                           -------------------------------
                                             Mark J. Hanna, President

                               POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacity and on the dates indicated.


SIGNATURE                                          TITLE                                        DATE
---------                                          -----                                        ----
/s/ Richard B. Frost                               Chief Executive Officer,                     March 24, 1997
------------------------------------------         Chairman of the Board
Richard B. Frost


/s/ Mark J. Hanna                                  President, Director                          March 24, 1997
------------------------------------------
Mark J. Hanna


*                                                  Vice President, Treasurer                    March 24, 1997
------------------------------------------         Principal Financial Officer, Director
Marshal E. Rosenberg, Ph.D.


*                                                  Vice President, Secretary,                   March 24, 1997
------------------------------------------         Director
Donald H. Baxter

*By: /s/ Mark J. Hanna
    --------------------------------------
    Attorney-In-Fact pursuant to
    Power of Attorney